Exhibit 99.3

Consolidated Financial Statements as of December 31, 2005 and 2004 and for the three years ended December 31, 2005

Hersha Hospitality Trust

Report of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees of
Hersha Hospitality Trust:

We have audited the accompanying consolidated balance sheets of Hersha Hospitality Trust and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity and comprehensive income and cash flows for each of the years in the two-year period ended December 31, 2005. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hersha Hospitality Trust and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements for 2005 and 2004 taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Note 1 to the consolidated financial statements, the Company adopted the provisions of FASB Interpretation No. 46(R) Consolidation of Variable Interest Entities effective March 31, 2004.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Hersha Hospitality Trust and subsidiaries’ internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 17, 2006, expressed an unqualified opinion on management’s assessment of, and an adverse opinion on the effective operation of, internal control over financial reporting.

/s/ KPMG LLP

Harrisburg, Pennsylvania

March 17, 2006, except as to notes 2, 5, 10, 12, and 16, which are as of November 15, 2006

Report of Independent Auditors

To the Shareholders and Board of Trustees of
Hersha Hospitality Trust
New Cumberland, Pennsylvania

We have audited the accompanying consolidated balance sheet of Hersha Hospitality Trust and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year then ended. These consolidated financial statements schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hersha Hospitality Trust and subsidiaries as of December 31, 2003, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ REZNICK GROUP, P.C.

Baltimore, Maryland
March 5, 2004, except for the effect on 2003 amounts as described in Notes 2, 5, 10 and 12 as to which the date is November 17, 2006

Part I. Financial Information
Item 1. Financial Statements

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2005 AND 2004
[IN THOUSANDS, EXCEPT SHARE AMOUNTS]

	December 31, 2005		December 31, 2004
Assets:
Investment in Hotel Properties, net of Accumulated Depreciation		$317,980	$163,923
Investment in Joint Ventures		55,981	9,069
Development Loans Receivable from Related Parties		32,470	36,550
Cash and cash equivalents		8,780	20,614
Escrow Deposits		7,329	2,046
Notes Receivable		1,886	103
Hotel Accounts Receivable		2,211	1,776
Deferred Costs, net of Accumulated Amortization of $1,437 and $795		4,131	1,474
Due from Related Parties		2,779	4,482
Interest Rate Derivative		23	----
Intangible Assets, net of Accumulated Amortization of $478 and $368		4,681	640
Other Assets		13,697	1,586
Hotel Assets Held for Sale		3,407	18,758

Total Assets		$455,355	$261,021

Liabilities and Shareholders’ Equity:
Line of Credit	$	----	$1,027
Mortgages and Notes Payable		256,146	97,761
Capital Lease Payable		----	447
Accounts Payable and Accrued Expenses		6,969	5,400
Advance Deposits		130	108
Dividends and Distributions Payable		5,151	4,164
Due to Related Parties		4,655	129
Interest Rate Derivative		----	306
Debt and Capital Lease Payable Related to Hotel Assets Held for Sale		375	13,058

Total Liabilities		273,426	122,400

The Accompanying Notes Are an Integral Part of These Consolidated Financial Statements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2005 AND 2004
[IN THOUSANDS, EXCEPT SHARE AMOUNTS]

COMMITMENTS AND CONTINGENCIES	December 31, 2005	December 31, 2004
Minority Interest:
Common Units	$15,147	$16,779
Interest in Consolidated Joint Ventures	2,079	2,050
Total Minority Interest	17,226	18,829
Shareholders’ Equity:
Preferred Shares - 8% Series A, $.01 Par Value, 10,000,000 Shares Authorized, 2,400,000 and -0- Shares Issued and Outstanding at December 31, 2005 and December 31, 2004, Respectively (Aggregate Liquidation Preference $60,000 and $-0- at December 31, 2005 and December 31, 2004, respectively)	24	-
Common Shares - Class A, $.01 Par Value, 50,000,000 Shares Authorized, 20,302,752 and 20,289,983 Shares Issued and Outstanding at December 31, 2005 and December 31, 2004, Respectively	203	203
Common Shares - Class B, $.01 Par Value, 50,000,000 Shares Authorized, None Issued and Outstanding	-	-
Accumulated Other Comprehensive Income	327	33
Additional Paid-in Capital	193,228	135,363
Distributions in Excess of Net Earnings	(29,079)	(15,807)
Total Shareholders’ Equity	164,703	119,792
Total Liabilities and Shareholders’ Equity	$455,355	$261,021

The Accompanying Notes Are an Integral Part of These Consolidated Financial Statements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

	2005	2004	2003
Revenue:
Percentage Lease Revenues - HHMLP	$-	$1,192	$10,144
Hotel Operating Revenues	75,212	42,470	1,631
Total Revenue	75,212	43,662	11,775

Expenses:
Hotel Operating Expenses	46,082	26,890	1,242
Land Lease	433	504	50
Real Estate and Personal Property Taxes and Property Insurance	4,067	2,851	1,021
General and Administrative	4,972	3,150	631
Prepayment Penalties - Debt	-	-	116
Compensation Expense related to Option Redemption	-	-	1,307
Unrecognized (Gain) loss on Derivatives	(13)	62	-
Depreciation and Amortization	9,548	5,964	3,315
Total Operating Expenses	65,089	39,421	7,682

Operating Income	10,123	4,241	4,093
Interest Income	359	241	86
Interest Income - Secured Loans Related Party	4,046	1,498	715
Interest Income - Secured Loans	137	693	-
Other Revenue	520	176	8
Interest Expense	13,150	5,151	3,294
Interest Expense - Related Party	-	-	60
Income before income from Unconsolidated Joint Venture Investments, Distributions to Preferred Unitholders, Minority Interests and Discontinued Operations	2,035	1,698	1,548

Income (loss) from Unconsolidated Joint Venture Investments	457	481	(24)

Income before Distribution to Preferred Unitholders, Minority Interests and Discontinued Operations	2,492	2,179	1,524

Distributions to Preferred Unitholders	-	499	1,195
Income Allocated to Minority Interest in Continuing Operations	38	210	148
Income from Continuing Operations	2,454	1,470	181

Discontinued Operations (Note 12):
Gain on Disposition of Hotel Properties	1,161	-	-
(Loss) Income from Discontinued Operations - operations	(318)	579	604
Income from discontinued operations	843	579	604

Net Income	3,297	2,049	785
Preferred Distributions	1,920	-	-

Net Income applicable to Common Shareholders	$1,377	$2,049	$785

	2005	2004	2003
Basic and diluted earnings per share
Income from continuing operations applicable to commonshareholders	$0.03	$0.09	$0.04
Discontinued operations	$0.04	$0.04	$0.13

Net Income applicable to common shareholders	$0.07	$0.13	$0.17

Weighted Average Common Shares Outstanding
Basic	20,293,554	16,391,805	4,614,316
Diluted	20,335,181	16,391,805	4,614,316

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003
[IN THOUSANDS, EXCEPT SHARES]

	Class A		Class B		Series A			Accumulated	Distributions
	Common		Common		Preferred		Additional	Other	in Excess
	Shares		Shares		Shares		Paid-In	Comprehensive	of Net
	Shares	Dollars	Shares	Dollars	Shares	Dollars	Capital	Income	Earnings	Total
Balance at December 31, 2002	2,576,863	$26	-	$-	-	$-	$13,679	$-	$(2,327)	$11,378
Common Stock Issuance	9,775,000	98	-	-	-	-	82,990	-	-	83,088
Issuance Costs	0	-	-	-	-	-	(5,826)	-	-	(5,826)
Dividend Reinvestment Plan	3,212	-	-	-	-	-	24	-	-	24
Stock based compensation expense	-	-	-	-	-	-	279	-	-	279
Reallocation of minority interest due to equity issuance	-	-	-	-	-	-	(14,650)	-	-	(14,650)
Dividends declared ($0.72 per share)	-	-	-	-	-	-	-	-	(3,618)	(3,618)
Net Income	-	-	-	-	-	-	-	-	785	785
Balance at December 31, 2003	12,355,075	124	-	-	-	-	76,496	-	(5,160)	71,460
Common Stock Issuance	3,900,000	39	-	-	-	-	36,504	-	-	36,543
Unit Conversion	4,032,460	40	-	-	-	-	24,820	-	-	24,860
Issuance Costs	-	-	-	-	-	-	(324)	-	-	(324)
Dividend Reinvestment Plan	2,448	-					22	-	-	22
Reallocation of minority interest due to equity issuance	-	-	-	-	-	-	(2,155)	-	-	(2,155)
Dividends declared ($0.72 per share)	-	-	-	-	-	-	-	-	(12,696)	(12,696)
Comprehensive Income:
Change in fair value of hedge instruments	-	-	-	-	-	-	-	33	-	33
Net Income	-	-	-	-	-	-	-	-	2,049	2,049
Total Comprehensive Income	-	-	-	-	-	-	-	-	-	2,082
Balance at December 31, 2004	20,289,983	203					135,363	33	(15,807)	119,792
Unit Conversion	8,155	-	-	-	-	-	46	-	-	46
Common Stock Issuance Costs	-	-	-	-	-	-	(30)	-	-	(30)
Dividend Reinvestment Plan	2,519	-	-	-	-	-	24	-	-	24
Preferred Stock Issuance	-	-	-	-	2,400,000	24	58,086	-	-	58,110
Preferred Stock Issuance Costs	-	-	-	-	-	-	(360)	-	-	(360)
Dividends declared:
Common Stock ($0.72 per share)	-	-	-	-	-	-	-	-	(14,649)	(14,649)
Preferred Stock ($0.89 per share)	-	-	-	-	-	-	-	-	(1,920)	(1,920)
2004 Equity Incentive Plan Awards	2,095	-	-	-	-	-	99	-		99
Comprehensive Income:
Change in fair value of hedge instruments	-	-	-	-	-	-	-	294	-	294
Net Income	-	-	-	-	-	-	-	-	3,297	3,297
Total Comprehensive Income	-	-	-	-	-	-	-	-	-	3,591
Balance at December 31, 2005	20,302,752	$203	-	$-	2,400,000	$24	$193,228	$327	$(29,079)	$164,703

The Accompanying Notes Are an Integral Part of These Consolidated Financial Statements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

	2005	2004	2003
Operating activities:
Net Income	$3,297	$2,049	$785
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on disposition of hotel assets	(1,323)	-	-
Depreciation	10,696	6,959	4,681
Amortization	672	241	109
Income allocated to minority interests	154	348	821
Equity in income (loss) of unconsolidated joint ventures	(457)	(481)	24
Distributions from unconsolidated joint ventures	1,249	-	-
Gain recognized on change in fair value of derivative instrument	(13)	-	-
Stock based compensation expense	99	-	279
Change in assets and liabilities:
(Increase) decrease in:
Hotel accounts receivable	(435)	(1,553)	(223)
Escrow and lease deposits	(1,074)	113	(411)
Lease payments receivable - related party	-	2,590	(28)
Lease payments receivable - other	-	-	233
Other assets	(1,923)	(894)	(423)
Due from related party	(1,431)	(811)	62
Increase (decrease) in:
Deposits Payable	-	-	(1,000)
Advance deposits	22	108	-
Due to related party	4,419	(290)	(884)
Preferred distributions payable	-	-	499
Accounts payable and accrued expenses	1,461	3,769	669
Net cash provided by operating activities	15,413	12,148	5,193

Investing activities:
Purchase of hotel property assets	(135,059)	(51,516)	(31,943)
Capital expenditures	(2,958)	(2,494)	-
Proceeds from disposition of hotel assets held for sale	6,288	-	-
Deposits on hotel acquisitions	(8,250)	-	-
Investment in common stock of Trust entities	(1,548)	-	-
Purchase of franchise fees	(302)	-	(127)
Investments in notes receivable	(1,166)	(13,939)	(15,000)
Repayment of notes receivable	83	15,133	-
Repayment of development loans to related parties	30,725	-	-
Investment in development loans to related parties	(31,345)	(20,550)	(4,700)
Advances and capital contributions to unconsolidated joint ventures	(47,704)	(5,012)	(6,600)
Net used in investing activities	(191,236)	(78,378)	(58,370)

The Accompanying Notes Are an Integral Part of These Consolidated Financial Statements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

	2005	2004	2003
Financing activities:
Proceeds from borrowings under line of credit	171,111	45,365	19,411
Repayment of borrowings under line of credit	(172,138)	(44,338)	(23,214)
Principal repayment of mortgages and notes payable	(6,189)	(7,283)	(19,608)
Proceeds from mortgages and notes payable	133,692	37,375	29,907
Cash paid for interest rate cap	(23)	-	-
Cash paid for deferred financing costs	(2,460)	(325)	(139)
Cash received from sale of common stock, net	(30)	38,279	77,262
Cash received from sale of preferred stock, net	57,750	-	-
Cash received from sale of Series A Preferred Units	-	-	17,080
Redemption of common partnership units	-	(8,951)	(1,449)
Preferred distributions paid on Series A Preferred Units	-	(499)	-
Distributions to consolidated joint venture interest	198	-	-
Contributions from consolidated joint venture interest	(317)	-	-
Dividends paid on common shares	(14,599)	(11,267)	(1,834)
Dividends paid on preferred shares	(947)	-	-
Distributions paid on common partnership units	(2,059)	(2,219)	(3,672)
Net cash provided by financing activities	163,989	46,137	93,744

Net (decrease) increase in cash and cash equivalents	(11,834)	(20,093)	40,567
Cash and cash equivalents - beginning of year	20,614	40,707	140

Cash and cash equivalents - end of year	$8,780	$20,614	$40,707

The Accompanying Notes Are an Integral Part of These Consolidated Financial Statements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Hersha Hospitality Trust (“we” or the “Company”) was formed in May 1998 as a self-administered, Maryland real estate investment trust (“REIT”) for Federal income tax purposes.

The Company owns a controlling general partnership interest in Hersha Hospitality Limited Partnership (the “Partnership”), which owns a 99% limited partnership interest in various subsidiary partnerships. Hersha Hospitality, LLC (“HHLLC”), a Virginia limited liability company, owns a 1% general partnership interest in the subsidiary partnerships and the Partnership is the sole member of HHLLC.

On January 16, 2003, the Partnership formed a wholly owned taxable REIT subsidiary, 44 New England Management Company (“44 New England” or “TRS Lessee”), to lease certain of the Company’s hotels.

On April 21, 2003, May 21, 2003 and August 29, 2003, CNL Hospitality Partnership, LP (“CNL”) purchased $10,000, $5,000 and $4,027, respectively, of convertible preferred units of limited partnership interest in the Partnership (the “Series A Preferred Units”). Net of offering expenses, the Partnership received proceeds of $17,023. On April 16, 2004, CNL exercised its conversion right and redeemed all of its convertible preferred units in exchange for 2,816,460 shares of common stock.

On October 21, 2003, we completed a public offering of 9,775,000 common shares at $8.50 per share. Proceeds to the Company, net of underwriting discounts and commissions, structuring fees and expenses, were approximately $77,262. Immediately upon closing the offering, the Company contributed all of the net proceeds of the offering to the Partnership. Of the net offering proceeds, approximately $10,400 was used to fund limited partner redemptions and approximately $24,000 was used to repay indebtedness. The remaining net proceeds were used principally to fund acquisitions and for general corporate purposes.

On September 24, 2004, we completed a public offering of 3,500,000 common shares at $9.37 per share. On September 30, 2004, the underwriter exercised its over-allotment option on these shares, and we issued an additional 400,000 common shares at $9.37 per share. Proceeds to the Company, net of underwriting discounts and commissions and expenses, were approximately $36,317. Immediately upon closing the offering, the Company contributed all of the net proceeds of the offering to the Partnership in exchange for additional Partnership interests. Of the net offering proceeds, approximately $5,000 was used to repay indebtedness. The remaining net proceeds have been principally allocated to fund secured development loans, acquisitions and for general corporate purposes.

On August 5, 2005, the Company completed a public offering of 2,400,000 of its 8.00% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share. Net proceeds of the offering, less expenses and underwriters commissions, were approximately $57,750. Proceeds from the offering were used to finance the acquisition of the Company’s interests in Mystic Partners, LLC and SB Partners, LLC. The remaining net proceeds have been principally allocated to fund secured development loans and for general corporate purposes.

As of December 31, 2005, the Company, through the Partnership and subsidiary partnerships, owned thirty-one limited and full service hotels.   All of the owned hotel facilities are leased to the Company’s taxable REIT subsidiary (“TRS”), 44 New England. Prior to April 1, 2004, eight owned hotels were leased to Hersha Hospitality Management, LP (“HHMLP”), a Pennsylvania limited partnership. As of April 1, 2004, the Company terminated these eight leases with HHMLP and leased the hotels to 44 New England.

In addition to the wholly owned hotel properties, as of December 31, 2005, the Company owned joint venture interests in sixteen properties. The properties owned by the joint ventures are leased to a TRS owned by the joint venture or to an entity owned by the joint venture partners and 44 New England. The following table lists the properties owned by these joint ventures:

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Joint Venture	Ownership	Property	Location	Lessee

Inn America Hospitality at Ewing, LLC	50.0%	Courtyard	Ewing/Princeton, NJ	Hersha Inn America TRS Inc.
HT CNL Metro Hotels, LP	33.3%	Hampton Inn	Chelsea/Manhattan, NY	Hersha/CNL TRS Inc
PRA Glastonbury, LLC	40.0%	Hilton Garden Inn	Glastonbury, CT	Hersha PRA TRS, Inc
Mystic Partners. LLC	66.7%	Marriott	Mystic, CT	Mystic Partners Leaseco, LLC
	44.0%	Hilton	Hartford, CT	Mystic Partners Leaseco, LLC
	66.7%	Courtyard	Norwich, CT	Mystic Partners Leaseco, LLC
	66.7%	Courtyard	Warwick, RI	Mystic Partners Leaseco, LLC
	66.7%	Residence Inn	Danbury, CT	Mystic Partners Leaseco, LLC
	66.7%	Residence Inn	Mystic, CT	Mystic Partners Leaseco, LLC
	44.7%	Residence Inn	Southington, CT	Mystic Partners Leaseco, LLC
	66.7%	Springhill Suites	Waterford, CT	Mystic Partners Leaseco, LLC
Hiren Boston, LLC	50.0%	Courtyard	South Boston, MA	South Bay Boston, LLC
SB Partners, LLC	50.0%	Holiday Inn Express	South Boston, MA	South Bay Sandeep, LLC
Logan Hospitality Associates, LLC	55.0%	Four Points - Sheraton	Revere/Boston, MA	Revere Hotel Group, LLC
LTD Associates One, LLC	75.0%	Springhill Suites	Williamsburg, VA	HT LTD Williamsburg One LLC
LTD Associates Two, LLC	75.0%	Residence Inn	Williamsburg, VA	HT LTD Williamsburg Two LLC

Hersha Inn America TRS Inc; Hersha/CNL TRS Inc.; Hersha PRA TRS, Inc; South Bay Sandeep, LLC; and Revere Hotel Group, LLC, are each a TRS wholly-owned by their respective joint ventures. Mystic Partners, LLC owns an interest in eight hotel properties. Each of the eight properties owned by Mystic Partners, LLC is leased to a separate entity that is consolidated in Mystic Partners Leaseco, LLC which is owned by 44 New England and the Company’s joint venture partner in Mystic Partners, LLC. South Bay Boston, LLC; HT LTD Williamsburg LLC; and HT LTD Williamsburg Two LTD LLC lease properties from each respective joint venture and are owned by 44 New England and the Company’s joint venture partner in each venture.

44 New England and the joint venture TRS lessees lease the hotel properties pursuant to separate percentage lease agreements (the “Percentage Leases”) that provide for percentage rents based on the revenues of the hotels. HHMLP serves as the manager for all of the owned assets and joint venture assets, except for the properties owned by Mystic Partners, LLC; Hiren Boston, LLC; SB Partners, LLC; LTD Associates One, LLC; and LTD Associates Two, LLC. These properties are managed by parties related to our partners in those joint ventures. HHMLP is owned in part by four of the Company’s executive officers, two of its trustees and other third party investors.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Principles of Consolidation and Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include all of our accounts as well as accounts of the Partnership, subsidiary partnerships and our wholly owned TRS Lessee. All significant inter-company amounts have been eliminated.

Consolidated properties are either wholly owned or owned less than 100% by the Partnership and are controlled by the Company as general partner of the Partnership. Properties owned in joint ventures are also consolidated if the determination is made that we are the primary beneficiary in a variable interest entity or we maintain control of the asset through our voting interest in the entity. Control is demonstrated by the ability of the general partner to manage day-to-day operations, refinance debt and sell the assets of the partnerships without the consent of the limited partners and the inability of the limited partners to replace the general partner.

The Financial Accounting Standards Board issued FASB Interpretation No. 46, (“FIN 46”) “Consolidation of Variable Interest Entities (VIE’s), an interpretation of Accounting Research Bulletin No. 51 (ARB No. 51),” in January 2003 and a further interpretation of FIN 46 in December 2003 (“FIN 46-R” and FIN 46, collectively “FIN 46”). FIN 46 addresses how a business enterprise should evaluate whether it has a controlling financial interest in any variable interest entity (“VIE”) through means other than voting rights, and accordingly, should include the VIE in its consolidated financial statements. We have adopted FIN 46 effective as of March 31, 2004.

Our investments and contractual relationships with the following entities have been evaluated to determine whether they meet the guidelines of consolidation in accordance with FIN 46: HHMLP; Logan Hospitality Associates, LLC; HT CNL Metro Hotels, LP; PRA Glastonbury, LLC; Inn America Hospitality at Ewing, LLC; Mystic Partners, LLC; Mystic Partners Leaseco, LLC; Hiren Boston, LLC; South Bay Boston, LLC, SB Partners, LLC; LTD Associates One, LLC; HT LTD Williamsburg LLC; LTD Associates Two, LLC; HT LTD Williamsburg Two LLC; Hersha Statutory Trust I; Hersha Statutory Trust II; HPS Seaport LLC & BCM, LLC; 44 Fifth Avenue, LLC; 5444 Associates, LP; Metro Ten Hotels, LLC; and PRA Suites at Glastonbury, LLC.

Our examination consisted of reviewing the sufficiency of equity at risk, controlling financial interests, voting rights, and the obligation to absorb expected losses and expected gains, including residual returns. Based on our examination, each of the following entities were determined to be a VIE, except Mystic Partners, LLC; Mystic Partners Leaseco, LLC; South Bay Boston, LLC; HT LTD Williamsburg LLC; HT LTD Williamsburg Two LTD LLC; Hersha Statutory Trust I; and Hersha Statutory Trust II.

We have terminated all of the existing leases with HHMLP, effective April 1, 2004. Due to the termination of the leases and the funding of sufficient equity by the partners of HHMLP, we have determined that HHMLP is a voting interest entity and we have no ownership interest in that entity. Therefore we have not consolidated the financial statements of HHMLP with ours effective as of April 1, 2004.

We have consolidated the operations of the Logan Hospitality Associates, LLC; LTD Associates One, LLC; and LTD Associates Two, LLC joint ventures because each entity is a voting interest entity and the Company owns a majority voting interest in the venture.

Our investments in HT/CNL Metro Hotels, LP; PRA Glastonbury, LLC; Inn America Hospitality at Ewing, LLC; Hiren Boston, LLC; and SB Partners, LLC represent non-controlling ownership interests in the ventures. All of these entities are voting interest entities. These investments are accounted for using the equity method of accounting. These investments are recorded initially at cost and subsequently adjusted for net equity in income (loss), which is allocated in accordance with the provisions of the applicable partnership or joint venture agreements.

We hold an investment in development loan receivables with HPS Seaport LLC & BCM, LLC; 44 Fifth Avenue, LLC; 5444 Associates, LP; Metro Ten Hotels, LLC; and PRA Suites at Glastonbury, LLC. We have determined that each borrower has sufficient equity at risk, a controlling financial interest and an obligation to absorb expected losses and expected gains, including residual returns of the entity. These entities are voting interest entities and because we have no voting interest they are not consolidated.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Mystic Partners, LLC is a VIE entity, however because we are not the primary beneficiary it is not consolidated by the Company. Also, Mystic Partners Leaseco, LLC; South Bay Boston, LLC; HT LTD Williamsburg LLC; and HT LTD Williamsburg Two LTD LLC lease hotel properties from our joint venture interests and are variable interest entities. These entities are consolidated by the lessors, the primary beneficiaries of each entity.

During the second quarter of 2005, we formed Hersha Statutory Trust I and Hersha Statutory Trust II, Delaware statutory trusts (collectively, the “Hersha Statutory Trusts”), to collectively issue $50,000 of trust preferred securities in private placements. We acquired, for $1,548, residual interests (common securities) in the Hersha Statutory Trusts. Preferred equity securities of $25,000 issued by Hersha Statutory Trust I will mature on June 30, 2035, and the remaining $25,000 preferred equity securities issued by Hersha Statutory Trust II will mature on July 30, 2035, at par. The preferred equity securities issued by Hersha Statutory Trust I and Hersha Statutory Trust II may be redeemed by the trusts beginning on June 30, 2010 and July 30, 2010, respectively. The holders of both the preferred equity and common securities will receive quarterly distributions from the Hersha Statutory Trusts, at a fixed rate of 7.34% per annum through June 30, 2010 for Hersha Statutory Trust I and 7.173% per annum through July 30, 2010 for Hersha Statutory Trust II. Subsequent to June 30, 2010, for Hersha Statutory Trust I and July 30, 2010 for Hersha Statutory Trust II, holders of the trusts preferred equity and common securities will receive quarterly distributions at a variable rate of LIBOR plus 3.0% per annum. The Hersha Statutory Trusts used the proceeds from the issuance of the preferred and common securities to acquire $51,548 of junior subordinated notes from HHLP pursuant to indenture agreements. The note acquired by Hersha Statutory Trust I will mature on June 30, 2035, but may be redeemed at our option, in whole or in part, beginning on June 30, 2010 in accordance with the provisions of the indenture agreement. The note acquired by Hersha Statutory Trust II will mature on July 30, 2035, but may be redeemed at our option, in whole or in part, beginning on July 30, 2010 in accordance with the provisions of the indenture agreement. The note acquired by Hersha Statutory Trust I bears interest at a fixed rate of 7.34% per annum through June 30, 2010 and the note acquired by Hersha Statutory Trust II bears interest at a fixed rate of 7.173% per annum through July 30, 2010. Subsequent to June 30, 2010 for Hersha Statutory Trust I and July 30, 2010 for Hersha Statutory Trust II, holders the notes bear interest at a variable rate of LIBOR plus 3.0% per annum.

The Hersha Statutory Trusts are VIEs under FIN 46, because the equity holders at risk hold no substantial decision-making rights. Because HHLP is not the primary beneficiary in the Hersha Statutory Trusts, the accounts of the trusts are not consolidated with and into HHLP. HHLP’s investment in the Hersha Statutory Trusts is accounted for using the equity method of accounting and is presented on our consolidated balance sheet in other assets.

The proceeds received by HHLP in exchange for the notes were used to fund acquisitions of hotel properties, pay down outstanding borrowings under our revolving credit facility and for general corporate purposes. The notes are presented on our consolidated balance sheet in Mortgages and Notes Payable.

We will continue to evaluate each of our investments and contractual relationships to determine if consolidation is required based upon the provisions of FIN 46.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Investment in Hotel Properties

Investment in hotel properties is stated at cost. Depreciation for financial reporting purposes is principally based upon the straight-line method.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The estimated lives used to depreciate the hotel properties are as follows:

Building and Improvements	15 to 40 Years

Furniture and Fixtures	5 to 7 Years

Revenue Recognition

We directly recognize revenue and expense for all hotels leased through 44 New England as “Hotel Operating Revenue” and “Hotel Operating Expense” when earned and incurred.

Stock Compensation

We apply Statement of Financial Accounting Standards No. 123R, “Share-Based Payments” (SFAS 123R) where by we measure the cost of employee service received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost is recognized over the period during which an employee is required to provide service in exchange for the award.

Earnings Per Common Share

We compute earnings per share in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings Per Share.”

Minority Interest

Minority Interest in the Partnership represents the limited partner’s proportionate share of the equity of the Partnership. Income (Loss) is allocated to minority interest in accordance with the weighted average percentage ownership of the Partnership during the period. At the end of each reporting period the appropriate adjustments to the income (loss) are made based upon the weighted average percentage ownership of the Partnership during the period. Our ownership interest in the Partnership as of December 31, 2005, 2004 and 2003 was 87.8%, 87.7% and 65.1%, respectively.

We also maintain minority interests for the equity interest owned by third parties in Logan Hospitality Associates, LLC; LTD Associates One, LLC; and LTD Associates Two, LLC. Third parties own a 45% interest in Logan Hospitality Associates, LLC and a 25% interest in each of LTD Associates One LLC and LTD Associates Two, LLC. We allocate these joint venture’s income (loss) to the minority interest in consolidated joint venture account based upon the ownership of the entities.

Impairment of Long-Lived Assets

We review the carrying value of each hotel property in accordance with SFAS No. 144 to determine if circumstances exist indicating an impairment in the carrying value of the investment in the hotel property or if depreciation periods should be modified. Long-lived assets are reviewed for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. We perform undiscounted cash flow analyses to determine if impairment exists. If impairment is determined to exist, any related impairment loss is calculated based on fair value. Hotel properties held for sale are presented at the lower of carrying amount or fair value less cost to sell.

Investment in Unconsolidated Joint Ventures

The equity method of accounting is used for joint ventures in which we have the ability to exercise significant influence. Under this method, the investment, originally recorded at cost, is adjusted to recognize our share of net earnings or losses of the affiliates as they occur rather then as dividends or other distributions are received, limited to the extent of our investment in, advances to and commitments for the investee.

Income Taxes

The Company qualifies as a REIT under applicable provisions of the Internal Revenue Code, as amended, and intends to continue to qualify as a REIT. In general, under such provisions, a trust which has made the required election and, in the taxable year, meets certain requirements and distributes to its shareholders at least 90% of its REIT taxable income will not be subject to Federal income tax to the extent of the income which it distributes. Earnings and profits, which determine the taxability of dividends to shareholders, differ from net income reported for financial reporting purposes due primarily to differences in depreciation of hotel properties for Federal income tax purposes.

Deferred income taxes relate primarily to the TRS Lessee and are accounted for using the asset and liability method. Under this method, deferred income taxes are recognized for temporary differences between the financial reporting bases of assets and liabilities of the TRS Lessee and their respective tax bases and for their operating loss and tax credit carry forwards based on enacted tax rates expected to be in effect when such amounts are realized or settled. However, deferred tax assets are recognized only to the extent that it is more likely than not that they will be realized based on consideration of available evidence, including tax planning strategies and other factors. There were no income taxes recorded in the Statement of Operations.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Under the REIT Modernization Act (“RMA”), which became effective January 1, 2001, the Company is permitted to lease hotels to a wholly owned taxable REIT subsidiary (“TRS”) and may continue to qualify as a REIT provided the TRS enters into management agreements with an “eligible independent contractor” who will manage the hotels leased by the TRS. The Company formed the TRS Lessee in 2003. The TRS Lessee currently leases 31 properties from the Partnership. The TRS Lessee is subject to taxation as a C-Corporation. The TRS Lessee had an operating loss for financial reporting purposes for the period ended December 31, 2005. Although the TRS Lessee is expected to operate at a profit for Federal income tax purposes in future periods, the value of the deferred tax asset is not able to be quantified with certainty. Therefore, no deferred tax assets have been recorded as we have not concluded that it is more likely than not that these deferred tax assets will be realizable.

Cash Equivalents

The Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

Escrow Deposits

We are obligated to maintain reserve funds for items such as capital expenditures at hotels (including the periodic replacement or refurbishment of furniture, fixtures and equipment), property taxes and insurance pursuant to mortgage agreements with participating lenders.

Accounts Receivable

Accounts receivable are charged to bad debt expense when they are determined to be uncollectible based upon a periodic review of the accounts by management. Accounting principles generally accepted in the United States of America require that the allowance method be used to recognize bad debts.

Development Loan Receivables and Notes Receivable

The Company has invested in development loan receivables and notes receivable in connection with hotel property transactions. Interest income is recognized on the notes receivable when earned based upon the terms of the related notes. Fees and costs incurred are amortized over the term of the related notes. The ultimate repayment of the notes is subject to a number of variables, including the performance and value of the underlying real property. The carrying amount of the notes receivable approximates its fair value in consideration of interest rates, market conditions and other qualitative factors.

Deferred Costs and Intangibles

Deferred Costs consist of loan acquisition fees. Intangibles consist of franchise fees, goodwill and an intangible asset related to the acquisition of leases at rates below market value. Deferred costs and intangibles are carried at cost net of accumulated amortization. Amortization of loan acquisition fees is computed using the straight-line method over the term of the related debt. Amortization of franchise fees and the lease related intangible asset is computed using the straight-line method over the term of the related agreement.

Goodwill of $412, net of accumulated amortization of $353, resulted from the acquisition of the Holiday Inn Hotel and Conference Center, Harrisburg, Pennsylvania. We have not recognized amortization expense on goodwill subsequent to December 31, 2001. We test goodwill for impairment at least annually and have not recognized any impairment during the three years ended December 31, 2005.

Advertising and Marketing

Advertising and marketing costs are expensed as incurred and totaled $1,459, $1,034 and $143 for the years ended December 31, 2005, 2004 and December 31, 2003, respectively, related to the hotels consolidated in these financial statements. In connection with our franchise agreements, a portion of the franchise fees paid is for marketing services.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Distributions

We intend to pay distributions that, at a minimum, will be sufficient for us to maintain our REIT status.

Concentration of Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk include cash and cash equivalents, rent receivable and note receivable arising from our normal business activities. We place our cash and cash equivalents with high credit quality financial institutions. We require collateral to support our financial instruments. We perform periodic evaluations of the relative credit standing of these financial institutions and limit the amount of credit exposure with any one institution. At December 31, 2005, we maintained funds at financial institutions that exceeded federally insured amounts.

Fair Value of Financial Instruments

At December 31, 2005 and 2004, financial instruments include cash and cash equivalents, development loans receivable, notes receivable, accounts payable, accrued expenses, loans to and from related parties, notes payable, a line of credit and mortgages payable. The fair values of cash and cash equivalents, development loans receivable, notes receivable and accounts payable and accrued expenses approximate carrying value because of the short-term nature of these instruments. The carrying value of loans with related parties approximates fair value. The carrying value of the mortgages payable and the line of credit approximates fair value since the interest rates approximate the interest rates currently offered for similar debt with similar maturities.

Derivatives

The Company’s objective in using derivatives is to add stability to interest expense and to manage its exposure to interest rate movements or other identified risks. To accomplish this objective, the Company primarily uses interest rate swaps and caps as part of its cash flow hedging strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts in exchange for fixed-rate payments over the life of the agreements without exchange of the underlying principal amount. Interest rate caps limit the Company’s exposure to increasing interest payments when interest rates increase. During 2005 and 2004, such derivatives were used to hedge the variable cash flows associated with existing variable-rate debt. As of December 31, 2005 and 2004, no derivatives were designated as fair value hedges or hedges of net investments in foreign operations.

The Company does not use derivatives for trading or speculative purposes and currently does not have any derivatives that are not designated as hedges.

Reclassification

Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 2 - INVESTMENT IN HOTEL PROPERTIES

Investment in hotel properties consist of the following at December 31, 2005 and 2004:

	2005	2004

Land	$32,430	$13,865
Buildings and improvements	283,791	146,910
Furniture, fixtures and equipment	43,528	30,131
	359,749	190,906
Less accumulated depreciation	(41,769)	(26,983)
	$317,980	$163,923

Depreciation expense from continuing operations was $9,488, $6,390 and $3,860 for the years ended December 31, 2005, 2004 and 2003, respectively.

No hotels were sold in 2004 and 2003. In 2005, we sold the following hotels for the approximate amounts indicated.

	No. of Rooms	Sales Price

Doubletree Club, JFK International Airport, NY	110	$11,500
Holiday Inn Express, Long Island City, NY	79	$9,000
		$20,500

The following summarizes the number of hotels owned excluding those owned in joint ventures for the periods presented:

	2005	2004	2003
Hotels owned at beginning of year	25	20	18
Acquisitions	8	5	2
Hotels Sold	2	-	-
Hotels owned at end of year	31	25	20

During the years ended December 31, 2005, 2004 and 2003, we acquired the following hotel properties, including closing costs:

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 2 - INVESTMENTS IN HOTEL PROPERTIES (Continued)

Hotel	Location	Rooms	Acquisition Date	Land		Buildings and Improvements	Furniture Fixtures and Equipment	Franchise Fees and Loan Costs	Leasehold Intangible	Total Purchase Price	Assumed Debt
Fairfield Inn	Laurel, MD	109	1/31/05		$927	$6,120	$344	$44	-	$7,435	$-
Hampton Inn	New York, NY	136	4/1/05		5,472	23,497	2,364	547	-	31,880	16,500
McIntosh Portfolio		480	May and June 2005		8,171	40,046	1,572	776	-	50,565	-
Courtyard by Marriott	Brookline, MA	188	6/16/05		N/A	47,414	3,760	259	3,570	55,003	-
2005 TOTAL		913			$14,570	$117,077	$8,040	$1,626	$3,570	$144,883	$16,500
Holiday Inn Express	Hartford, CT	96	1/14/04	$	N/A	$2,565	$960	$12	-	$3,537	$500
Residence Inn	Framingham, MA	125	3/26/04		1,325	12,705	1,875	50	-	15,955	-
Comfort Inn	Frederick, MD	73	5/27/04		450	4,329	584	50	-	5,413	3,715
Residence Inn	Greenbelt, MD	120	7/16/04		2,615	14,792	2,040	50	-	19,497	-
Hilton Garden Inn	Gettysburg, PA	88	7/23/04		745	6,111	805	60	-	7,721	5,450
2004 TOTAL		502			$5,135	$40,502	$6,264	$222	$-	$52,123	$9,665
Hampton Inn	Linden, NJ	149	10/1/03		1,211	11,961	2,200	75	-	15,447	-
Hilton Garden Inn	Edison, NJ	132	10/1/03		-	12,159	2,600	65	-	14,824	-
2003 TOTAL		281			$1,211	$24,120	$4,800	$140	$-	$30,271	$-

The above acquisitions were accounted for as purchases, and the results of such acquisitions are included in the Company’s consolidated statements of operations from the dates of acquisition. No goodwill arose in the transactions. A $10,500 note receivable with the sellers was applied for the purchase of the Hampton Inn, New York, NY.

On February 23, 2004, we purchased a 55% joint venture interest in Logan Hospitality Associates, LLC, the owner of the Sheraton Four Point, Revere, MA. We have determined that we have a majority voting interest in this joint venture and that it qualifies for consolidation as it is a voting interest entity.

On November 22, 2005, we purchased a 75% joint venture interest in LTD Associates One, LLC (LTD One) and LTD Associates Two, LLC (LTD Two), the owners of the Springhill Suites and Residence Inn, Williamsburg, VA, respectively. We have determined that we have a majority voting interest in these joint ventures and that they qualify for consolidation as they are voting interest entities.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 2 - INVESTMENTS IN HOTEL PROPERTIES (Continued)

The consolidated assets of these properties included in our balance sheet as of December 31, 2005 and 2004 are as follows:

Hotel	Location	Rooms	Acquisition Date	Land	Buildings and Improvements	Fixtures and Equipment	Fees and Loan Costs	Total Assets	Assumed Debt

Springhill Suites (LTD One)	Williamsburg, VA	120	11/22/2005	$1,430	$10,293	$2,676	$182	$14,581	$5,797
Residence Inn (LTD Two)	Williamsburg, VA	108	11/22/2005	1,911	11,624	2,200	239	15,974	8,514
2005 Total Consolidated Joint Ventures		228		$3,341	$21,917	$4,876	$421	$30,555	$14,311
Sheraton Four Points	Revere, MA	180	2/23/2004	$70	$14,996	$2,153	$111	$17,330	$8,802
2004 Total Consolidated Joint Ventures		180		$70	$14,996	$2,153	$111	$17,330	$8,802

Pro Forma Operating Results (Unaudited)

The following condensed pro forma financial information is presented as if the acquisitions of the Residence Inn, Greenbelt, MD; the Fairfield Inn, Laurel, MD; the McIntosh Porfolio; the Courtyard by Marriott, Brookline, MA; LTD One and LTD Two had been consummated as of January 1, 2004. All of the other acquisitions listed above were either purchased without any operating history or did not have a full year's operating history in 2005 or 2004. The condensed pro forma information is not necessarily indicative of what actual results of operations of the Company would have been assuming the acquisitions had been consummated at the beginning of the respective periods presented, nor does it purport to represent the results of operations for future periods.

	For the year ended

	December 31,

	2005	2004
Pro Forma Total Revenues	$87,899	$74,664
Pro Forma Net Income Applicable to Common Shareholders	$868	$(1,208)
Pro Forma Net Income Applicable to Common Shareholders per Common Share - Basic	$0.04	$(.07)
Pro Forma Net Income Applicable to Common Shareholders per Common Share - Diluted	$0.04	$(.07)
Weighted Average Common Shares Outstanding:
Basic	20,293,554	16,391,805
Diluted	20,335,181	16,391,805

Assets Held for Sale consisted of the following at December 31, 2005 and December 31, 2004:

	December 31, 2005		December 31, 2004
Land	$	------	$3,050
Buildings and improvements		2,644	15,110
Furniture, fixtures and equipment		1,119	2,036
		3,763	20,196
Less Accumulated Depreciation		(356)	(1,438)
		$3,407	$18,758

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 3 - NOTES RECEIVABLE

On September 26, 2002, in connection with the sale of the Clarion Suites, Philadelphia, PA, we provided financing in the amount of $200, of which $25 and $103 was outstanding as of December 31, 2005 and 2004. The terms of the note called for accrued interest at 10% per annum through maturity on December 31, 2003, when the outstanding balance and accrued interest were due. The note is unsecured. During 2004, we extended the due date of the note through June 30, 2005. The note modification also increased our interest rate to 12% from July 1, 2004 until maturity. We had not been accruing interest in prior periods due to the uncertainty of collection of this interest. Based upon current interest and principal payments made during 2004 and our ongoing negotiations, we have determined that the interest and principal is fully collectible. We have recognized accrued interest income from September 2002 until December 31, 2003 during the year ended December 31, 2004. This note has been extended to mature on June 30, 2006 with all other terms remaining unchanged. For the years ended December 31, 2005 and December 31, 2004, we recorded interest income of $6 and $44 which is included in “Other Revenue” on the statement of operations.

On May 13, 2005, in connection with the sale of the Doubletree Club, Jamaica, NY, we provided financing in the amount of $1,700 to the buyer. The note receivable bears interest at a rate of 12% per annum and is due on April 30, 2006. Interest payments are due quarterly with repayment of the principal due upon maturity. The balance as of December 31, 2005 was $1,861. For the year ended December 31, 2005, we recorded interest income of $137, which is included in “Interest Income-Secured Loans” on the statement of operations.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 4 - INVESTMENT IN JOINT VENTURES

On August 29, 2003, HT/CNL Metro Hotels, LP purchased the Hampton Inn, (Manhattan) Chelsea, NY. We own a one-third equity interest in this joint venture partnership while CNL Hospitality Partners LP owns the remaining equity interests. HT/CNL Metro Hotels purchased this asset for $28,000 plus settlement costs of approximately $480 and leased it to Hersha CNL TRS, Inc., a TRS wholly owned by HT/CNL Metro Hotels. In conjunction with this transaction, HT/CNL Metro Hotels executed mortgage indebtedness of approximately $15,400 payable to the Partnership and paid cash of approximately $14,080. HT/CNL Metro Hotels repaid the entire amount of the indebtedness to the Partnership in July 2004.

On November 13, 2003, we purchased a 40% joint venture interest in PRA Glastonbury, LLC. The only asset owned by PRA Glastonbury, LLC is the Hilton Garden Inn, Glastonbury, CT. We purchased our joint venture interest in this asset for $2,680 including settlement costs of approximately $250 and leased the hotel assets to Hersha PRA TRS, Inc., a TRS wholly owned by PRA Glastonbury, LLC. In conjunction with this transaction, PRA Glastonbury, LLC assumed mortgage indebtedness of approximately $9,900.

On July 1, 2004, we purchased a 50% joint venture interest in Inn America Hospitality at Ewing, LLC. The only asset owned by this entity is the Courtyard by Marriott, Ewing-Hopewell, NJ. We purchased our joint venture interest in this asset for $1,025 including closing costs of approximately $55 and leased the hotel assets to Hersha Inn America TRS, Inc., a TRS wholly-owned by Inn America Hospitality at Ewing, LLC.

On July 1, 2005, we acquired a 49.9% interest in Hiren Boston. LLC (“Hiren”), the owner of a 164 room Courtyard by Marriott in South Boston, Massachusetts, for approximately $5,031, including settlement costs of approximately $331. This hotel is leased to South Bay Boston, LLC, a joint venture owned by 44 New England and our joint venture partner, and managed by an affiliate of our joint venture partner. Our joint venture partner and the manager of the property are unaffiliated with the Company. The Hiren joint venture agreement provides for a 10% preferred return during the first two years of the venture based on the equity interest in Hiren. Cash distributions will be made from cash available for distribution, first, to us to provide a 10% annual non-compounded return on our capital contributions and then to our joint venture partner to provide a 10% annual non-compounded return of their contributions. The 10% returns are not cumulative. Any remaining cash available for distribution will be distributed 50% to us. Subsequent to this initial two year period, cash distributions will be made 50% to us and 50% to our joint venture partners in Hiren. In accordance with AICPA Statement of Position 78-9 “Accounting for Investments in Real Estate Ventures” (SOP 78-9), Hiren will allocate income to HHLP and our joint venture partner consistent with the allocation of cash distributions and liquidating distributions.

On October 7, 2005, we acquired a 49.9% interest in SB Partners, LLC (“SB Partners”), the owner of a 118 room Holiday Inn Express in South Boston, Massachusetts, for approximately $2,250. This hotel will be leased to South Bay Sandeep, LLC, a TRS wholly owned by SB Partners, and managed by an affiliate of our joint venture partner. Our joint venture partner and the manager of the property are owned by certain members that have an interest in Hiren and are unaffiliated with the Company. The SB Partners joint venture agreement provides for a 10% preferred return during the first two years of the venture based on the equity interest in SB Partners. Cash distributions will be made from cash available for distribution, first, to us to provide a 10% annual non-compounded return on our capital contributions and then to our joint venture partner to provide a 10% annual non-compounded return of their contributions. The 10% returns are not cumulative. Any remaining cash available for distribution will be distributed 50% to us. Subsequent to this initial two year period, cash distributions will be made 50% to us and 50% to our joint venture partners in SB Partners. In accordance with SOP 78-9, SB Partners allocates income to us and our joint venture partner consistent with the allocation of cash distributions and liquidating distributions.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 4 - INVESTMENT IN UNCONSOLIDATED JOINT VENTURES (Continued)

We entered into a joint venture with Waterford Hospitality and Mystic Hotel Investors, LLC (“MHI,” and together with Waterford, the “Waterford Parties”), pursuant to which the parties agreed to establish Mystic Partners, LLC (“Mystic”). The Waterford Parties agreed to contribute to Mystic Partners its membership interests (the “Membership Interests”) in a portfolio of nine entities, each of which was either wholly-owned or majority-owned by the Waterford Parties (the “Owners”). These entities own nine Marriott- or Hilton-branded hotels in Connecticut and Rhode Island with an aggregate fair value of approximately $250,000. Hersha agreed to contribute to Mystic Partners approximately $52,000 in cash, subject to adjustment, in exchange for a 66.7% preferred equity interest in the seven stabilized hotel properties in the portfolio and a 50% preferred equity interest in the two newly-developed hotel properties in the portfolio, subject to minority interest participations in certain hotels. The Mystic Partners joint venture agreement provides for an 8.5% preferred return based on our preferred equity interest in the stabilized and newly-developed hotel properties. Cash distributions will be made from cash available for distribution, first, to us to provide an 8.5% annual non-compounded return on our unreturned capital contributions and then to the Waterford Parties to provide an 8.5% annual non-compounded return of their unreturned contributions. The 8.5% returns are not cumulative. Any remaining cash available for distribution will be distributed to us 56.7%, with respect to the net cash flow from the stabilized properties, and 35%, with respect to the net cash flow from the newly-developed properties. In accordance with SOP 78-9, Mystic Partners will allocate income to us and the Waterford Parties consistent with the allocation of cash distributions and liquidating distributions.

On August 9, 2005, the Company and the Waterford Parties completed the formation of Mystic, and the joint venture acquired the first six stabilized hotels. The Company contributed an aggregate of $32,011 to Mystic Partners and the Waterford Parties contributed its Membership Interests in the Owners of the six hotels. Mystic issued membership interests to us equivalent to a 66.7 % interest in the six hotels and issued membership interests to the Waterford Parties equivalent to a 33.3 % interest in the six hotels, subject to a minority partner that owns 33% of the interests in Southington Suites, LLC, the Owner of Southington Residence Inn. Aggregate debt secured by the six hotels of approximately $66,500 was assumed or incurred. The debt secured by Mystic Marriott Hotel and Spa assumed by the joint venture matures in 2010 and accrues interest at the rate of 6.98 % per annum, and the debt secured by the remainder of the five properties matures in 2015 and accrues interest at the rate of 5.56%.

On September 15, 2005, the Company contributed $7,139 to Mystic, in connection with the acquisition of the seventh stabilized property by Mystic. The Waterford Parties contributed their Membership Interests in the Owner of the hotel. In connection with this closing, Mystic issued membership interests to us equivalent to a 66.7% interest in the Owner and issued membership interests to the Waterford Partners equivalent to a 33.3% interest in the Owner. Debt of $8,200 secured by the property was assumed.

On September 18, 2005, Mystic closed on approximately $9,000 of mezzanine financing related to the Mystic Marriott Hotel & Spa, one of the six hotels acquired by the joint venture in the first closing. Net proceeds of the mezzanine financing were distributed to the Company and the Waterford Parties according to their ownership interests.

On October 6, 2005, the Company contributed $6,765 to Mystic, in connection with Mystic’s acquisition of the first newly-developed property. The Waterford Parties contributed its Membership Interests in the Owner of the Hartford Hilton. The acquisition included the hotel, improvements, certain personal property and pre-paid air rights leases relating to airspace situated on Chapel, Church and Trumbull streets in Hartford, Connecticut.  The air leases do not contain options or rights of extensions, renewals or the option to purchase and expire at various times through June 14, 2023 and March 12, 2072.  In connection with this third closing, Mystic issued membership interests to HHLP equivalent to a 44.0% interest in the Owner of the property and issued membership interests to the Waterford Partners equivalent to a 44.0% interest in Owner of the property.  A minority partner owns approximately 12.0% of the interests in Owner of the property.  In connection with the closing, The Owner incurred approximately $22,000 of aggregate debt secured by the property, which matures in 2009 and accrues interest at a daily floating rate of one-month LIBOR plus 2.75%.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 4 - INVESTMENT IN UNCONSOLIDATED JOINT VENTURES (Continued)

The eight hotels acquired by Mystic through December 31, 2005 are:

Hotel Name	Location	Date Acquired	Owner	Hersha Ownership	Number of Rooms

Mystic Marriott Hotel & Spa	Mystic, CT	August 9, 2005	Exit 88 Hotel, LLC	66.7%	285
Danbury Residence Inn	Danbury, CT	August 9, 2005	Danbury Suites, LLC	66.7%	78
Southington Residence Inn	Southington, CT	August 9, 2005	Southington Suites, LLC and 790 West Street, LLC	44.7%	94
Norwich Courtyard by Marriott and Rosemont Suites	Norwich, CT	August 9, 2005	Norwich Hotel, LLC	66.7%	144
Warwick Courtyard by Marriott	Warwick, RI	August 9, 2005	Warwick Lodgings, LLC	66.7%	92
Waterford SpringHill Suites	Waterford, CT	August 9, 2005	Waterford Suites, LLC	66.7%	80
Mystic Residence Inn	Mystic, CT	September 15, 2005	Whitehall Mansion Partners, LLC	66.7%	133
Hartford Hilton	Hartford, CT	October 6, 2005	315 Trumbull Street, LLC	44.0%	393

Each of the Mystic Partners hotel properties is under an Asset Management Agreement with 44 New England to provide asset management services. Fees for these services are paid monthly to 44 New England in the amount 1% of operating revenues, except for the Hartford Hilton which is 0.25% of operating revenues. Each property owned by the joint venture is managed by Waterford Hotel Group, Inc., an affiliate of Waterford. The property manager will receive a base fee of 3% or 4% of gross revenues of the property, depending on the property, and an incentive fee of 10% of net operating income less debt service after each of HHLP and the Waterford Parties receive a 12.0% annual non-compounded return on its unreturned capital contributions.

On February 8, 2006, the Mystic Partners agreed to adjust each party’s equity ownership interest in each of the Hartford Hilton and the Hartford Marriott as follows:

	Hersha	Waterford
Hartford Hilton	10%	90%
Hartford Marriott	15%	85%

Additionally, the amendment provides us with the option to purchase up to a 50.0% equity ownership interest in Mystic Partners’ equity interest in the Hartford Hilton and the Hartford Marriott, respectively, at a price determined in accordance with Amendment. Also, the Company entered into an agreement whereby we and MHI jointly and severally guarantee the performance of the terms of a loan to Adriaen’s Landing Hotel, LLC, owner of the Hartford Marriott, in the amount of $50,000, and 315 Trumbull Street Associates, LLC, in the amount of $27,000 if at any time during the term of the note and during such time as the net worth of Mystic falls below the amount of the guarantee.

On February 8, 2006, Mystic closed on the acquisition of the 409 room Hartford Marriott in Hartford, Connecticut, the final hotel in the Waterford portfolio to be acquired by Mystic. The acquisition included the hotel, improvements, certain personal property and a pre-paid airspace sublease relating to airspace comprising a portion of the Hartford Convention Center. The Company contributed approximately $6,700 to Mystic, and the Waterford Parties contributed its Membership Interests in the Owner of the Hartford Marriott. In connection with this closing, Mystic issued membership interests to HHLP equivalent to a 15.0% interest in Mystic Partners’ interest in Adriaen’s Landing Hotel, LLC. In connection with the closing, Adriaen’s Landing Hotel, LLC incurred approximately $45,000 of aggregate debt secured by the Hartford Marriott. This debt matures in 2010 and accrues interest at one-month LIBOR plus 2.9%.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 4 - INVESTMENT IN UNCONSOLIDATED JOINT VENTURES (Continued)

We account for our investment in the above mentioned unconsolidated joint ventures using the equity method of accounting.

As of December 31, 2005 and December 31, 2004 our investment in unconsolidated joint ventures consists of the following:

	Percent Owned	12/31/2005	12/31/2004
HT/CNL Metro Hotels, LP	33.33%	4,487	$4,727
HT/PRA Glastonbury, LLC	40.00%	2,379	2,697
Inn American Hospitality at Ewing, LLC	50.00%	1,456	1,645
Hiren Boston, LLC	49.90%	5,034	-
SB Partners	50%	2,232	-
Mystic Partners, LLC	66.70%	40,393	-

		$55,981	$9,069

The following tables set forth the total assets, liabilities, equity and components of net income, including the Company’s share, related to the unconsolidated joint ventures discussed above as of December 31, 2005, and 2004 and for the years ended December 31, 2005, 2004 and 2003.

Balance Sheet
	December 31, 2006	December 31, 2004
Assets
Investment in hotel property, net	$182,708	$59,890
Other assets	22,708	4,043

Total Assets	$205,416	$63,933

Liabilities and Equity
Mortgages and notes payable	$166,564	$39,520
Capital Leases	357	522
Other liabilities	8,055	1,500
Equity:
Hersha Hospitality Trust	56,291	9,069
Other Interests in Joint Ventures	(25,817)	13,322
Total Liabilities and Equity	$205,416	$63,933

Statement of Operations
	Year Ended
	12/31/2005	12/31/2004	12/31/2003
Room revenue	$33,493	$12,966	$2,219
Other revenue	8,679	1,120	69
Operating expenses	(28,017)	(7,752)	(1,637)
Interest expense	(5,467)	(1,733)	(272)
Land Lease Expense	(159)	-	-
Property taxes	(2,781)	(930)	-
Income taxes	71	(181)	-
Depreciation, amortization and other	(6,335)	(2,164)	(403)
Net (loss) income	$(516)	$1,326	$(24)

Equity income (loss) recognized during the twelve months ended December 31, 2005, 2004, and 2003 for our Equity Investments in Unconsolidated Joint Ventures:

	Twelve Months Ended
	12/31/2005	12/31/2004	12/31/2003
HT/CNL	$506	$309	71
HT/PRA Glastonbury	75	112	(95)
Inn American Hospitality at Ewing, LLC	(79)	60	-
Hiren Boston, LLC	(80)	-	-
S B Partners, LLC	(26)	-	-
Mystic Partners, LLC	61	-	-
Total equity in income (loss)	$457	$481	$(24)

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 5 - DEBT

Mortgages and Notes Payable

The total mortgages payable balance at December 31, 2005, and December 31, 2004, was $256,146 and $110,819, respectively, and consisted of mortgages with fixed and variable interest rates ranging from 4.0% to 9.43%. We had mortgages on our held for sale properties of $ -0- and $13,058 as of December 31, 2005 and December 31, 2004, respectively, which is classified in Debt and Capital Lease Payable Related to Hotel Assets Held for Sale on the consolidated balance sheets. The maturities for the outstanding mortgages ranged from August 2007, to January 2032. Aggregate interest expense incurred under the mortgages payable totaled $11,255, $6,780 and $4,894 during 2005, 2004 and 2003, respectively. The mortgages are secured by first deeds of trust various hotel properties with a combined net book value of $297,138 and $164,517 as of December 31, 2005, and 2004, respectively.

Aggregate annual principal payments for the Company’s mortgages payable for the five years following December 31, 2005 and thereafter are as follows:

2006	$2,740
2007	5,674
2008	54,282
2009	36,153
2010	25,720
Thereafter	131,577
$256,146

In the second quarter of 2005, HHLP issued two junior subordinated notes payable in the aggregate amount of $51,548 to the Hersha Statutory Trusts pursuant to indenture agreements. The $25,774 note issued to Hersha Statutory Trust I will mature on June 30, 2035, but may be redeemed at HHLP’s option, in whole or in part, beginning on June 30, 2010 in accordance with the provisions of the indenture agreement. The $25,774 note issued to Hersha Statutory Trust II will mature on July 30, 2035, but may be redeemed at our option, in whole or in part, beginning on July 30, 2010 in accordance with the provisions of the indenture agreement. The note issued to Hersha Statutory Trust I bears interest at a fixed rate of 7.34% per annum through June 30, 2010, and the note issued to Hersha Statutory Trust II bears interest at a fixed rate of 7.173% per annum through July 30, 2010. Subsequent to June 30, 2010 for notes issued to Hersha Statutory Trust I and July 30, 2010 for notes issued to Hersha Statutory Trust II, holders the notes bear interest at a variable rate of LIBOR plus 3.0% pre annum. Interest expense in amount of $2,313 was recorded during the year ended December 31, 2005.

Revolving Line of Credit

The Company had a revolving line of credit from Sovereign Bank (the “Line of Credit”) in the maximum amount of $35,000. Outstanding borrowings under the Line of Credit bear interest at the bank’s prime rate and the Line of Credit is collateralized by the Holiday Inn Express and Suites, Harrisburg, PA and the Mainstay Suites and Sleep Inn, King of Prussia, PA. On August 31, 2004, the Company extended the term of the Line of Credit from its scheduled expiration in December 2004 to its current expiration in August 31, 2007. The Company maintained a Line of Credit balance of $-0- at December 31, 2005, and $1,027 at December 31, 2004. The Company recorded interest expense of $186, $163, and $66 for the years ended December 31, 2005, 2004, and 2003, respectively. The weighted average interest rate on our Line of Credit during the years ended December 31, 2005 and 2004 was approximately 6.10% and 4.30%.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 5 - DEBT (Continued)

Unsecured Line of Credit

As of March 24, 2005, we have obtained an unsecured revolving line of credit from Commerce Bank (the “Unsecured Line of Credit”) in the maximum amount of $5,000. Outstanding borrowings under the Unsecured Line of Credit bear interest at the bank’s prime rate (which at December 31, 2005, was 7.25%). The Unsecured Line of Credit is scheduled to expire on March 24, 2007. The Company had no outstanding borrowings under the Unsecured Line of Credit at December 31, 2005.

New Line of Credit

On January 17, 2006, we entered into a revolving credit loan and security agreement with Commerce Bank, N.A. with a maximum amount of $60,000. Outstanding borrowings under the line of credit bear interest at the Company’s option of either the bank’s prime rate of interest minus .50% or LIBOR available for the periods of 1, 2, 3, or 6 months plus 2.25%. The line of credit is collateralized by a first lien-security interest in all existing and futurer assets of HHLP, and title-insured, first-lien mortgages on the Holiday Inn Express, Harrisburg, PA, the Mainstay Suites and Sleep Inn, King of Prussia, PA, the Fairfield Inn, Laurel, MD, and a hotel property to be determined, and collateral assignment of all hotel management contracts from which HHLP or its affiliates derive revenues. The line of credit expires on December 31, 2008 and replaces the Sovereign Bank Line of Credit. This revolving credit loan replaced both the Sovereign $35,000 line of credit and the $5,000 unsecured line of credit described above.

On July 28, 2006, we amended our Commerce Line of Credit to increase the maximum borrowing amount from $60,000 to $85,000 (in certain conditions to $100,000) and modified the interest rate terms to the option of either the bank’s prime rate of interest minus 0.75% or LIBOR available for the periods of 1,2,3, or 6 months plus 2.00%. Provisions of the amended line of credit allow for an increase of the principal amount of borrowings made available under the line of credit to a maximum aggregate amount of $100,000, depending upon certain conditions described in the agreement.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 6 - COMMITMENTS AND CONTINGENCIES AND RELATED PARTY TRANSACTIONS

We are the sole general partner in the Partnership, which is indirectly the sole general partner of the subsidiary partnerships. The Company does not anticipate any losses as a result of our obligations as general partner.

Percentage Leases

In June 2004, we entered into an agreement effective April 1, 2004, with HHMLP to terminate the eight remaining leases for the following properties:

Holiday Inn Express, Long Island City, NY
Doubletree Club, Jamaica, JFK Airport - NY
Mainstay Suites, Frederick, MD
Hampton Inn & Suites, Hershey, PA
Hampton Inn, Danville, PA
Holiday Inn Express & Suites, Harrisburg, PA
Sleep Inn and Mainstay Suites, King of Prussia, PA

All of these properties have entered into leases with 44 New England (our TRS) effective as of April 1, 2004, and will continue to be managed by HHMLP. As part of the lease termination, the original sellers of the properties, HHLP and HHMLP have agreed to waive any and all purchase price adjustment in the original purchase agreements for each of the properties. There is no potential liability for any future repricings with any of our owned properties as of December 31, 2005. We entered into management agreements with HHMLP for each of these hotels, but did not pay any consideration in connection with the lease terminations.

We did not earn any fixed or percentage rents for the year ended December 31, 2005. For the year ended December 31, 2004, we earned fixed rents of $1,222 and earned percentage rents of $662. For the year ended December 31, 2003, we earned fixed rents of $4,889 and earned percentage rents of $8,021.

The Company had previously entered into leases with Noble Investment Group Ltd. (“Noble”), an independent third party management company, to lease and manage four hotels in the metropolitan Atlanta, Georgia market. Noble elected not to renew these leases upon expiration of the initial terms of the leases. The leases for the Hampton Inn, Newman, GA and Hampton Inn, Peachtree City, GA expired on April 20, 2003 and the leases for the Comfort Suites, Duluth, GA and Holiday Inn Express, Duluth, GA expired on May 20, 2003. On the respective lease termination dates, the Company leased the four properties to 44 New England and engaged HHMLP to operate the hotels under management contracts.

The consolidated financial statements include the operating results of these four hotels under the TRS structure from the termination dates. Previously, revenues in the consolidated financial statements were derived primarily from lease payments which were made out of the net operating income of the properties pursuant to the Percentage Leases. Under the TRS structure, total revenues from the hotel properties and the related operating expenses are reported in the consolidated statements of operations.

Management Agreements

Beginning in April 2003, 44 New England, our TRS, engaged HHMLP as the property manager for hotels it leased from us pursuant to management agreements. Each management agreement provides for a five-year term and is subject to early termination upon the occurrence of defaults and certain other events described therein. As required under the REIT qualification rules, HHMLP must qualify as an “eligible independent contractor” during the term of the management agreements. Under the management agreements, HHMLP generally pays the operating expenses of our hotels. All operating expenses or other expenses incurred by HHMLP in performing its authorized duties are reimbursed or borne by our TRS to the extent the operating expenses or other expenses are incurred within the limits of the applicable approved hotel operating budget. HHMLP is not obligated to advance any of its own funds for operating expenses of a hotel or to incur any liability in connection with operating a hotel.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 6 - COMMITMENTS AND CONTINGENCIES AND RELATED PARTY TRANSACTIONS (Continued)

As of December 31, 2005, HHMLP managed all 31 hotels leased to our TRS, and we consolidated the financial statements of these 31 hotels in these financial statements. HHMLP also managed one consolidated joint venture hotel property and three unconsolidated joint venture hotel properties in which we maintain an investment. For its services, HHMLP receives a base management fee, and if a hotel exceeds certain thresholds, an additional incentive management fee. The base management fee for a hotel is due monthly and is equal to 3% of gross revenues associated with each hotel managed for the related month. The incentive management fee, if any, for a hotel is due annually in arrears on the ninetieth day following the end of each fiscal year and is based upon the financial performance of the hotel. There were no incentive management fees for the years ended December 31, 2005, 2004 and 2003. For the years ended December 31, 2005, 2004 and 2003, management fees incurred totaled $2,887, $1,454 and $142, respectively, and are recorded as Hotel Operating Expenses. In addition the Company incurred $104 for the early termination of management contracts related to the sale of two hotels in the second quarter in 2005.  These fees are included in discontinued operations.

Administrative Services Agreement

Prior to July 1, 2005, under the terms of an administrative service agreement, HHMLP provided accounting and securities reporting services for the Company. The terms of the agreement provided for us to pay HHMLP an annual fee of $10 per property (prorated from the time of acquisition) for each hotel in our portfolio. On July 1, 2005, the administrative service fee was replaced by monthly accounting and information technology fees for each of our wholly owned hotels. Monthly fees for accounting services are $2 per property and monthly information technology fees are $0.5 per property. For the years ended December 31, 2005, 2004 and 2003, the Company incurred administrative services fees of $140, $253 and $178, respectively. For the year ended December 31, 2005, the Company incurred accounting fees of $386 and information technology fees of $95. Administrative services fees, accounting fees, and information technology fees are included in General and Administrative expenses.

Franchise Agreements

The hotel properties are operated under franchise agreements assumed by the hotel property lessee. The franchise agreements have 10 to 20 year terms but may be terminated by either the franchisee or franchisor on certain anniversary dates specified in the agreements. The franchise agreements require annual payments for franchise royalties, reservation, and advertising services, and such payments are based upon percentages of gross room revenue. These payments are paid by the lessees and charged to expenses as incurred. The initial fees incurred to enter into the franchise agreements are amortized over the life of the franchise agreements.

Acquisitions from Affiliates

We have acquired from entities owned or controlled by certain of our executive officers and our related party trustees, newly-developed or newly-renovated hotels that do not have an operating history that would allow us to make purchase price decisions based on historical performance. In buying these hotels, we previously utilized, a “re-pricing” methodology that, in effect, adjusted the initial purchase price for the hotel, one or two years after we initially purchased the hotel, based on the actual operating performance of the hotel during the twelve months prior to the repricing. As part of our lease termination agreement with HHMLP, the original sellers of all of these properties, HHMLP and the Company have waived their respective rights to any and all purchase price adjustments for all properties. In the future, we do not intend to use any re-pricing methodology in acquisitions from entities controlled by our officers and trustees.

We have entered into an option agreement with each of our officers and trustees such that we obtain a first right of refusal to purchase any hotel owned or developed in the future by these individuals or entities controlled by them. This right of first refusal would apply to each party until one year after such party ceases to be an officer or trustee of our Company. Since our initial public offering in 1999, we have acquired, wholly or through joint ventures, a total of 49 hotels, including 16 hotels acquired from entities controlled by our officers or trustees. Of the 16 acquisitions from these entities, 15 were newly-constructed or newly-renovated by these entities prior to our acquisition. Our Acquisition Committee of the Board of Trustees is comprised solely of independent trustees, and the purchase prices and all material terms of the purchase of hotels from related parties are negotiated with the Acquisition Committee. In addition, we have hired an independent accounting firm to provide our Board of Trustees with an “Agreed Upon Procedures” report for all acquisitions and dispositions to related parties.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 6 - COMMITMENTS AND CONTINGENCIES AND RELATED PARTY TRANSACTIONS (Continued)

Hotel Supplies

For the years ended December 31, 2005, 2004 and 2003, we incurred expenses of $969, $804 and $73, respectively, for hotel supplies from Hersha Hotel Supply, an unconsolidated related party, which are expenses included in Hotel Operating Expenses. Approximately $52 and $4 is included in accounts payable at December 31, 2005 and 2004.

Due From Related Parties

The Due from Related Party balance as of December 31, 2005 and December 31, 2004 was approximately $2,779 and $4,482, respectively. The majority of the balance as of December 31, 2005 was accrued interest due on our development loans, and the remaining due from related party balance are receivables owed from our unconsolidated joint ventures. As of December 31, 2004, we also maintained interest bearing deposits of $3,500 related to a letters of intent for the acquisition of the Hampton Inn Herald Square, which we purchased on April 1, 2005.

Due to Related Parties

The due to related party balance as of December 31, 2005, and 2004, totaled $4,655 and $129, respectively. The due to related party balances at December 31, 2005 and 2004 consists of monies payable to HHMLP for administrative, management, and benefit related fees.

Land Leases

During 2003, in conjunction with the acquisition of the Hilton Garden Inn, Edison, NJ, we assumed a land lease from a third party with an original term of 75 years. Monthly payments as determined by the lease agreement are due through the expiration in August 2074. The land lease for the Hilton Garden Inn, Edison, NJ provides rent increases at scheduled intervals. We record rent expense on a straight-line basis over the life of the lease from the beginning of the lease term. For the years ended December 31, 2005, 2004 and 2003, we incurred $433, $504, and $50 respectively, in lease expense under the agreement.

Future minimum lease payments (without reflecting future applicable Consumer Price Index increases) under this agreement is as follows:

Hilton Garden Edison, NJ
2006	$200
2007	200
2008	200
2009	200
2010	200
Thereafter	29,722
$30,722

On January 6, 2005, we purchased land in Carlisle, PA for $700 plus closing costs from a related party entity and leased the land to 44 Carlisle Associates, L.P., a related party. In July 2005, 44 Carlisle Associates, L.P. exercised their option to purchase the land from us. The purchase price consisted of $700 for the land plus all fees and expenses.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 6 - COMMITMENTS AND CONTINGENCIES AND RELATED PARTY TRANSACTIONS (Continued)

On February 18, 2005, we purchased land at the Bradley International Airport, Windsor Locks, CT for $1,000 plus closing costs and leased the land to 44 Windsor Locks Associates, LLC, a related party. In addition to the purchase price, the terms of the lease required 44 Windsor Locks Associates, LLC to post a $350 deposit. In July 2005, 44 Windsor Locks Associates, LLC exercised their option to purchase the land from us. The purchase price consisted of $1,000 for the land plus all fees and expenses, and the $350 deposit was returned.

Litigation

We are not presently subject to any material litigation nor, to our knowledge, is any other litigation threatened against us, other than routine actions for negligence or other claims and administrative proceedings arising in the ordinary course of business, some of which are expected to be covered by liability insurance and all of which collectively are not expected to have a material adverse effect on our liquidity, results of operations or business or financial condition.

Legal Fees

We have paid to the law firm of Shah & Byler, LLP and its predecessor, Shah Ray & Byler, LLP, whose former senior partner, Jay H. Shah is now our Chief Executive Officer and is the son of Hasu P. Shah, legal fees aggregating $806, $679 and $212 during 2005, 2004 and 2003, respectively. Mr. Shah had resigned from the law firm and relinquished all ownership and control of the firmas of September 2003. Mr. Shah will continue as counsel to the law firm and may receive compensation from the firm for prior client origination. We intend to continue to use the services of Shah & Byler, LLP. Approximately $101 and $15 is included in accounts payable at December 31, 2005 and 2004, respectively. In addition, we have paid Shah & Byler, LLP approximately $73, $59, and $ -0- in office rent expenses for the years ended December 31, 2005, 2004, and 2003, respectively, for the use of our corporate office space.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 7 - DEVELOPMENT LOANS RECEIVABLE

We have approved mortgage lending to entities in which our executive officers and affiliated trustees own an interest to enable such entities to construct hotels and conduct related improvements on specific hotel projects at interest rates ranging from 9.0% to 10.0% (“Development Line Funding”). As of December 31, 2005 and 2004, we had Development Loans Receivable from Related Parties of $32,470 and $36,550, respectively. The December 31, 2005 and 2004 balances include a development loan to Metro Ten Hotels, LLC in the amounts of $850 and $13,800, respectively. During 2005, Hasu P. Shah, our Chief Executive Officer, purchased a 50% interest in Metro Ten Hotels, LLC, and as a result, this loan is classified in Development Loans Receivable from Related Parties as of December 31, 2005 and 2004. Interest income from these advances included in “Interest - Secured Loans Related Party,” was $3,581, $1,498 and $715 for the years ended December 31, 2005, 2004, and 2003.

As of December 31, 2005, our development loans to related parties consist of the following:

Hotel Property	Borrower	Principal Outstanding 12/31/2005		Interest Rate	Interest Income Earned as of 12/31/2005	Interest Due and Accrued as of 12/31/2005	Maturity Date
Boutique Hotel - 35th Street, New York, NY	44 Fifth Avenue, LLC	$9,100	*	9%	$599	$181	August 31, 2006

Hampton Inn - Seaport, New York, NY	HPS Seaport, LLC and BCM, LLC	13,000		10%	908	734	March 31, 2006

Boutique Hotel - Tribeca, New York, NY	5444 Associates, LP	9,500	*	10%	570	381	August 31, 2006

Hilton Garden Inn - JFK Airport, NY	Metro Ten Hotels, LLC	850	*	10%	1,258	239	December 31, 2005

Homewood Suites, Glatonbury, CT	PRA Suites at Glastonbury, LLC	20		10%	246	-	April 5, 2006
		$32,470			$3,581	$1,535

*  As of March 16, 2006, loans receivable from the 5444 Associates, LP and Metro Ten Hotels, LLC were paid in full. 44 Fifth Avenue, LLC paid $9,000 as of March 16, 2005, resulting in an outstanding balance of $100.

     As of December 31, 2004 our development loans to related parties consisted of the following:

Hotel Property	Borrower	Principal Outstanding 12/31/2004	Interest Rate	Interest Income Earned as of 12/31/2004	Interest Due and Accrued as of 12/31/2004	Maturity Date
Hampton Inn - Herald Square, NYC	Brisam Hotel, LLC	$2,700	12%	$327	$87	June 30, 2005

Hampton Inn - Seaport, NYC	HPS Seaport, LLC and BCM, LLC	4,400	10%	379	111	November 1, 2005

Boutique Hotel - Tribeca, NYC	5444 Associates, LP	4,100	10%	117	103	November 18, 2005

Boutique Hotel - 35th Street, NYC	44 Fifth Avenue, LLC	7,000	8%	87	87	May 3, 2005

Holiday Inn Express - Lancaster, PA	HBK Hospitality Associates, LP	4,550	8%	61	61	May 1, 2005 (*	)

Hilton Garden Inn - JFK Airport, NY	Metro Ten Hotels, LLC	13,800	10%	721	102	December 31, 2005
		$36,550		$1,692	$551

(*) - Loan has been paid off as of March 4, 2005

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 8 - DERIVATIVE INSTRUMENTS

The Company’s objective in using derivatives is to add stability to interest expense and to manage its exposure to interest rate movements or other identified risks. To accomplish this objective, the Company primarily uses interest rate swaps and interest rate caps as part of its cash flow hedging strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts in exchange for fixed-rate payments over the life of the agreements without exchange of the underlying principal amount. Interest rate caps designated as cash flow hedges limit the Company’s exposure to increased cash payments due to increases in variable interest rates.

On July 1, 2005, the Company acquired an interest rate cap with a notional amount of $34,230 to hedge against the variability in cash flows on a variable interest rate debt instrument. The principal of the variable interest rate debt being hedged equals the notional amount of the interest rate cap. The interest rate cap effectively fixes interest payments when LIBOR exceeds 5.0%. The interest rate cap matures on January 11, 2007.

During 2005, such derivatives were used to hedge the variable cash flows associated with existing variable-rate debt.

As of December 31, 2005, no derivatives were designated as fair value hedges or hedges of net investments in foreign operations. The Company does not use derivatives for trading or speculative purposes and currently does not have any derivatives that are not designated as hedges.

At December 31, 2005, the fair value of the interest rate cap was $23 and is included in assets and the fair value of the interest rate swap was $.07 and also is included in assets. At December 31, 2004, the fair value of the interest rate swap was $306 and is included in liabilities. The change in net unrealized gains/losses of $327 and $33 for the years ended December 31, 2005 and 2004, respectively, for derivatives designated as cash flow hedges is separately disclosed on our Balance Sheet as Accumulated Other Comprehensive Income. Hedge ineffectiveness of $13 and $62 on cash flow hedges was recognized in unrealized gain/loss on derivatives during 2005 and 2004, respectively.

Amounts reported in Accumulated Other Comprehensive Income related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. The change in net unrealized gains/losses on cash flow hedges reflects a reclassification of $119 of net unrealized gains/losses from Accumulated Other Comprehensive Income to interest expense during 2005. During 2006, the Company estimates that an additional $22 will be reclassified.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 9 - SHARE-BASED PAYMENTS

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123R”) which is a revision of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” (“SFAS 123”). SFAS No. 123R supersedes Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” (“APB Opinion No. 25”) and its related implementation guidance. SFAS No. 123R requires companies to record compensation expense for share-based payments to employees, including grants of employee stock options and stock awards, at fair value. Effective April 1, 2005, the Company has adopted SFAS 123R. No stock-based payments were outstanding at the time SFAS 123R was adopted. In 2004, the Company established the Hersha Hospitality Trust 2004 Equity Incentive Plan which provides for the grant of stock options, stock appreciation rights, stock awards, performance shares and incentive awards. The maximum number of shares of common stock that can be issued under this plan is 1.5 million shares. No share-based payments were granted under this plan during the year ended December 31, 2004.

On June 1, 2005, the Compensation Committee of the Board of Directors granted 71,000 restricted share awards to executives. The restricted share awards vest 25% each year over four years and compensation expense is recognized ratably over the four year vesting period based on the fair value of the shares on the date of grant. The fair value of the restricted share awards on the grant date was $9.60 per share. Compensation expense of $99 was incurred during the year ended December 31, 2005 related to the restricted share awards and is recorded in general and administrative expense on the statement of operations. Unearned compensation as of December 31, 2005 was $582.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 10 - EARNINGS PER SHARE

The following is a reconciliation of the income (numerator) and weighted average shares (denominator) used in the calculation of basic earnings per common share and diluted earnings per common share in accordance with SFAS No. 128, Earnings Per Share:

The Common Partnership Units (which may be converted to common shares of beneficial interest) have been excluded from the diluted earnings per share calculation as there would be no effect on the amounts since the income attributed to the Common Partnership Units would also be added back to net income. The computation of basic and diluted earnings per common share is presented below:

	2005	2004	2003
Numerator:
Income from Continuing Operations	$2,454	$1,470	$181
Distributions to 8.0% Series A Preferred Shareholders	(1,920)	-	-

Income from continuing operations applicable to common shareholders	534	1,470	181

Discontinued operations	843	579	604

Net Income applicable to common shareholders	$1,377	$2,049	$785

Denominator:
Weighted average number of common shares - basic	20,293,554	16,391,805	4,614,316
Effect of Dilutive Securities:
Stock Awards	41,627	-	-
Weighted average number of common shares - diluted	20,335,181	16,391,805	4,614,316

Basic and diluted earnings per share
Income from continuing operations applicable to common shareholders	$0.03	$0.09	$0.04

Discontinued operations	0.04	0.04	0.13

Net Income applicable to common shareholders	$0.07	$0.13	$0.17

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 11 - CASH FLOW DISCLOSURES AND NON-CASH INVESTING AND FINANCING ACTIVITIES

Interest paid in 2005, 2004 and 2003 totaled $10,550, $6,706 and $4,927, respectively. The following non-cash investing and financing activities occurred during 2005, 2004 and 2003:

	2005	2004	2003

Common shares issued as part of the Dividend Reinvestment Plan	$24	$22	$24
Issuance of Stock Awards	$682	$-	$-
Compensation Expense from vesting of Stock Awards	$99	$-	$-
Conversion of Common LP Units to Class A Common Shares	$46	$5,514	$-
Conversion of Series A Preferred Units to common stock	$-	$17,080	$-
Adjustment to minority interest as result of redemption of Common LP Units, Series A Preferred Units and common stock issuance	$-	$2,155	$14,650
Redemption of minority interest units payable	$-	$-	$8,951
Net debt assumed in hotel property transactions	$30,810	$9,665	$-
Other Comprehensive Income	$327	$33	$-

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 12 - DISCONTINUED OPERATIONS

The Company adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” effective January 1, 2002 which requires, among other things, that the operating results of certain real estate assets which have been sold subsequent to January 1, 2002, or otherwise qualify as held for disposition (as defined by SFAS No. 144), be included in discontinued operations in the statements of operations for all periods presented.

On May 13, 2005, we completed the disposition of the Doubletree Club, Jamaica, NY and the Holiday Inn Express, Long Island City, NY in a sale of the land, improvements and certain personal property to unaffiliated buyers for $20,500, plus transaction costs. Assets sold had a net book value of $18,806 and were classified as assets held for sale on the balance sheet. Debt related to assets held for sale of $12,952 was assumed by the buyers. A note receivable for $1,700 was received as part of the proceeds from the sale of the Doubletree Club. The notes receivable bears interest at a rate of 12% per annum and is due on April 30, 2006. Interest payments are due quarterly with repayment of the principal due upon maturity. Gain on the sale of the two properties was $1,323, of which $162 was allocated to minority interest in HHLP.

In September of 2005, our Board of Trustees authorized management of the Company to sell the Holiday Inn Express, Hartford, CT and this asset is classified as “held for sale” on the Company’s Consolidated Balance Sheet as of December 31, 2005. The operating results for this hotel have been reclassified to discontinued operations in the statements of operations for the years ended December 31, 2005 and 2004. The hotel was acquired by the Company in January 2004.

In March of 2006, our Board of Trustees authorized management of the Company to sell four properties located in metropolitan Atlanta, Georgia. These four properties are the Holiday Inn Express, Duluth, Comfort Suites, Duluth, Hampton Inn, Newnan and the Hampton Inn Peachtree City. The operating results for these hotels have been reclassified to discontinued operations in the statements of operations for the years ended December 31, 2005, 2004 and 2003. These hotels were acquired by the Company in April and May 2000. In October 2006, the Company signed definitive agreements for the sale of these four assets for an aggregate purchase price of $18.1 million. The sale of the Holiday Inn Express, Duluth and the Comfort Suites, Duluth occurred on November 15, 2006 for an aggregate purchase price of $8.4 million and the sale of the remaining two properties is expected to be completed by the end of the fourth quarter of 2006.

As of December 31, 2005, Debt and Capital Lease Payable related to the assets Held for Sale was $375 and consisted of capital lease obligations for the Holiday Inn Express, Hartford, CT. This capital lease obligation is from a third party assumed during the acquisition of the Holiday Inn Express, Hartford, CT. The six year lease is secured by furniture, fixtures and equipment and the hotel property and is amortized over a six year period from the acquisition at a fixed rate of 8.3%.

Aggregate annual payments for the Company’s capital leases payable for the five years following December 31, 2005 and thereafter are as follows:

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 12 - DISCONTINUED OPERATIONS (continued)

HIEXP Hartford, CT
2006	$105
2007	105
2008	105
2009	105
2010	26
Thereafter	0
Total Payments	446
Less: amount representing interest (at an interest rate of 8.3%)	(71)
Obligation under capital lease	$375

In addition, during 2004, in conjunction with the acquisition of the Holiday Inn Express, Hartford, CT we assumed a land lease from a third party with an original term of 99 years. Monthly payments as determined by the lease agreement are due through the expiration in September 2101. For the years ended December 31, 2005 and 2004, we incurred $300 and $275 in lease expense under this agreement, which have been reclassified to discontinued operations in the statement of operations.

Future minimum lease payments (without reflecting future applicable Consumer Price Index increases) under this agreement is as follows:

HIEXP Hartford, CT
2006	$300
2007	300
2008	300
2009	300
2010	300
Thereafter	27,225
$28,725

The balance as of December 31, 2004 was $13,058 related to mortgage debt obligations for the Doubletree Club, Jamaica, NY and the Holiday Inn Express, Long Island City, NY.

We allocate interest and capital lease expense to discontinued operations for debt that is to be assumed or that is required to be repaid as a result of the disposal transaction. We allocated $1,267, $1,692 and $1,600 of interest and capital lease expense to discontinued operations for the years ended December 31, 2005, 2004 and 2003, respectively.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 12 - DISCONTINUED OPERATIONS (continued)

The following table sets forth the components of discontinued operations for the years ended December 31, 2005, 2004 and 2003:

	2005	2004	2003
Revenue:
Percentage Lease Revenues - HHMLP	$-	$692	$2,766
Percentage Lease Revenues - Other	-	-	960
Hotel Operating Revenues	9,795	11,790	3,100
Total Revenue	9,795	12,482	6,826

Expenses:
Interest Expense	1,267	1,692	1,600
Land Lease	300	275	-
Hotel Operating Expenses	6,795	7,695	2,081
Real Estate and Personal Property Taxes and Property Insurance	555	468	333
General and Administrative	35	70	60
Depreciation and Amortization	1,206	1,565	1,475
Total Expenses	10,158	11,765	5,549

(Loss) Income from Discontinued Operations	(363)	717	1,277
Allocation to Minority Interest	(45)	138	673
(Loss) Income from Discontinued Operations	$(318)	$579	604

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 13 - SHAREHOLDERS’ EQUITY AND MINORITY INTEREST IN PARTNERSHIP

As of December 31, 2003, the Priority Class A Common Shares had priority as to the payment of dividends until dividends declared equal $0.18 per share on a quarterly basis ($.72 per year) and participated equally in additional dividends after the Class B Common Shares received $.18 per share in each quarterly period. The Priority Class A Common Shares carried a liquidation preference of $6.00 per share plus unpaid dividends and voted with the Class B Common Shares on a one vote per share basis. The priority period of the Class A Shares commenced on the date of the closing of the initial public offering and ended on January 26, 2004.

There have never been any Class B Common Shares outstanding since our initial public offering on January 26, 1999. The conversion features of the Class B Common Shares into Priority Class A Common Shares are exactly the same as the conversion features of the Hersha Hospitality Limited Partnership (HHLP) Units into Priority Class A Common Shares. The Limited Partnership Units and Class B Common Shares were convertible into Priority Class A Common Shares as of January 26, 2004. During 2005 and 2004, 8,155 and 957,286 common units were converted to Class A Common Shares, respectively.

The Company’s common shares are duly authorized, fully paid and non-assessable. Common shareholders are entitled to receive dividends if and when authorized and declared by the Board of Trustees of the Company out of assets legally available and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding up after payment of, or adequate provision for, all known debts and liabilities of the Company.

Preferred Shares

On August 5, 2005, the Company completed a public offering of 2,400,000 of its 8.00% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share. Net proceeds of the offering, less expenses and underwriters commissions, were approximately $57,750. Proceeds from the offering were used to finance the acquisition of the Company’s interests in Mystic Partners, LLC and SB Partners, LLC. The remaining net proceeds have been principally allocated to fund secured development loans and for general corporate purposes.

The Declaration of Trust authorizes our Board of Trustees to classify any unissued preferred shares and to reclassify any previously classified but unissued preferred shares of any series from time to time in one or more series, as authorized by the Board of Trustees. Prior to issuance of shares of each series, the Board of Trustees is required by Maryland REIT Law and our Declaration of Trust to set for each such series, subject to the provisions of our Declaration of Trust regarding the restriction on transfer of shares of beneficial interest, the terms, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, our Board of Trustees could authorize the issuance of additional preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control in us that might involve a premium price for holders of common shares or otherwise be in their best interest.

Preferred Units of Limited Partnership Interests

During 2003, CNL purchased a total of 190,266 of convertible preferred limited partnership units (the “Series A Convertible Preferred Units”) at a per unit price of $100.00. The Series A Preferred Units had priority over all Common Shares and Partnership Units, as to the payment of dividends at a rate of 10.5% per annum of the original issue price. In addition, the Series A Preferred Units had a liquidation preference of $100 per unit plus accrued and unpaid distributions. CNL converted all of their preferred limited partnership units during 2004.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 13 - SHAREHOLDERS’ EQUITY AND MINORITY INTEREST IN PARTNERSHIP (Continued)

Common Partnership Units

Since the completion of the initial public offering we have issued an additional 173,539 units of limited partnership interest in connection with the acquisition of the Hampton Inn, Danville, PA and 76,555 units in connection with the acquisition of the Holiday Inn Express, Long Island City. We have also issued an additional 1,275,663 units of limited partnership interest in connection with final settlement of the purchase prices of several hotels and have redeemed 458,465 units of limited partnership interest in connection with the sale of certain hotels. On October 21, 2003, we redeemed 1,300,000 limited partnership units at a price of $8.00 per unit, or $10,400 in the aggregate. The redemption price was funded with the proceeds of our public equity offering in October 2003. During 2005, 8,155 units of limited partnership interest were converted to Class A Common Shares.

The total number of units of limited partnership interest outstanding as of December 31, 2005, 2004 and 2003 was 2,834,282; 2,842,437; and 3,799,723, respectively.

At December 31, 2005 and 2004, the aggregate number of common shares issuable to the limited partners upon exercise of the redemption rights is 2,834,282 and 2,842,437, respectively. The number of shares issuable upon exercise of the redemption rights will be adjusted upon the occurrence of stock splits, mergers, consolidation or similar pro rata share transactions, that otherwise would have the effect of diluting the ownership interest of the limited partners or our shareholders.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 14 - INCOME TAXES

The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with its taxable year ended December 31, 1999. To qualify as a REIT, the Company must meet a number of organizational and operational requirements, including a requirement that it currently distribute at least 90% of its adjusted taxable income to its shareholders. It is the Company’s current intention to adhere to these requirements and maintain the Company’s qualification for taxation as a REIT. As a REIT, the Company generally will not be subject to federal corporate income tax on that portion of its net income that is currently distributed to shareholders. If the Company fails to qualify for taxation as a REIT in any taxable year, it will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not be able to qualify as a REIT for four subsequent taxable years. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property, and to federal income and excise taxes on its undistributed taxable income.

In addition, taxable income from non-REIT activities managed through taxable REIT subsidiaries is subject to federal, state and local income taxes. 44 New England Company, a 100% owned taxable REIT subsidiary, and Revere Hotel Group LLC, a 55% owned taxable REIT subsidiary, (collectively “Consolidated TRS”) are both entities subject to income taxes at the applicable federal, state and local tax rates.

In 2005, 2004 and 2003, 44 New England Management Company generated net operating losses of $20, $1,279 and $351, respectively. In 2005 and 2004, Revere Hotel Group LLC generated net operating losses of $670 and $201, respectively.  The Company did not record a tax benefit for the net operating losses generated in either 2005 or 2004.

There was no income tax expense (benefit) recognized by the Consolidated TRS for 2005, 2004 and 2003.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 14 - INCOME TAXES (continued)

The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pretax income as a result of the following differences:

	For the year ended December 31,
	2005	2004
Computed “Expected” federal tax expense (benefit) of TRS - at 35%	$(242)	$(518)
State income taxes, net of federal income tax effect	(44)	(74)
Changes in valuation allowance	286	592

Total income tax expense	$-	$-

The components of consolidated TRS’s deferred tax assets as of December 31, 2005 were as follows:

	as of December 31,
	2005	2004	2003
Deferred tax assets:
Net Operating loss carryforward	$1,048	$732	$140
Depreciation	(30)	-	-
Net deferred tax assets	1,018	732	140
Valuation allowance	(1,018)	(732)	(140)
Deferred tax assets	$-	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Based on the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Consolidated TRS will not realize the benefits of these Net Operating Losses at December 31, 2005.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 15 - RECENT ACCOUNTING PRONOUNCEMENTS

In July of 2005, the Emerging Issues task Force (EITF) agreed on a framework for evaluating whether a general partner or a group of general partners controls a limited partnership and therefore should consolidate it. EITF Issue 04-5, “Investor’s Accounting for an Investment in a Limited Partnership When the Investor Is the Sole General Partner and the Limited Partners Have Certain Rights” (EITF 04-5), amends the guidance in AICPA Statement of Position No. 78-9, “Accounting for Investments in Real Estate Ventures” (SOP 78-9) and states that the presumption of general-partner control would be overcome only when the limited partners have either of two types of rights. The first type—referred to as “kick-out rights”—is the right to dissolve or liquidate the partnership or otherwise remove the general partner “without cause.” The second type—referred to as “participating rights”—is the right to effectively participate in significant decisions made in the ordinary course of the partnership’s business. The kick-out rights and the participating rights must be substantive in order to overcome the presumption of general-partner control. EITF 04-5’s guidance is effective immediately for all newly formed limited partnerships and for existing limited partnership agreements that are modified. The guidance will be effective for existing limited-partnership agreements no later than the beginning of the first reporting period in fiscal years beginning after December 15, 2005. The Company has adopted EITF 04-5 immediately for newly formed or modified partnerships and will adopt EITF 04-05 on January 1, 2006 for all existing partnerships. The Company does not expect the adoption of EITF 04-5 to have a material effect on its consolidated financial statements.

HERSHA HOSPITALITY TRUST AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2005, 2004, AND 2003
[IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS]

NOTE 16- SUBSEQUENT EVENTS

•
On December 8, 2005, we declared a $0.18 per common share dividend and distribution of $0.18 per limited partnership unit that was paid on January 16, 2006. The quarterly dividend pertaining to the Series A Preferred Shares for the fourth quarter was declared on December 8, 2005 and paid on January 16, 2006 at a rate of $0.50 per share.

•
On March 17, 2006, we declared a $0.18 per common share dividend and distribution of $0.18 per limited partnership unit to shareholders and unitholders on record at March 31, 2006. The dividend and distribution payment date is April 21, 2006. The quarterly dividend pertaining to the Series A Preferred Shares for the first quarter of 2006 was declared on March 17, 2006 to shareholders of record on April 1, 2006 at a rate of $0.50 per share. The dividend payment date is April 17, 2006.

•
New Jersey and Pennsylvania Portfolio . On January 3, 2006, we acquired the 118-room Fairfield Inn & Suites in Mt. Laurel, New Jersey, the 103-room Fairfield Inn & Suites in Bethlehem, Pennsylvania, and the 118-room Langhorne Courtyard in Langhorne, Pennsylvania in one transaction, for a total purchase price of approximately $41,298 which included $250 in deposits included in the balance sheet on December 31, 2005. The total purchase price is subject to a post closing adjustment on June 30, 2007, which may increase the purchase price by an amount of up to $2,500.

•	Courtyard, Scranton, Pennsylvania . On February 1, 2006, we acquired the 120-room Courtyard in Scranton, Pennsylvania for approximately $8,841 in cash.

•
Residence Inn, Tyson’s Corner, Virginia . On February 2, 2006, we acquired the 96-room Residence Inn in Tyson’s Corner, Virginia for approximately $20,200 which included the assumption of $9,596 in debt.

•	Marriott, Hartford, CT. On February 8, 2006, we acquired through our Mystic Partners joint venture a 15% interest in the 409 room Hartford Marriott for approximately $6.7 million.

•
Hilton, Hartford, CT. On February 8, 2006, the Mystic Hotel Investors, our partner in the Mystic Partners joint venture and an affiliate of the Waterford Hotel Group, purchased approximately $5.4 million of our interest in the 392 room Hartford Hilton. As a result, our ownership interest in the Hartford Hilton was reduced from 50% to 10% of Mystic Partners interest in the hotel.

•
Hampton Inn, Philadelphia, Pennsylvania . On February 15, 2006, we acquired an 80% interest in Affordable Hospitality Associates, LP, the owner of the land, improvements and certain personal property of the 250-room Hampton Inn (Center City) in Philadelphia for approximately $25,067 which included the assumption of a $873 capital lease and $3,000 in deposits included in the balance sheet on December 31, 2005. Minority interest of $1,196 was recorded as a result of this acquisition. Our ownership interest entitles us to a 9.0% participating preferred return on our capital contribution.

•
Hilton Garden Inn, JFK Airport, New York . On February 16, 2006, we acquired 100% of the outstanding ownership interests in Metro JFK Associates, LLC, the owner of a leasehold interest in the land, improvements and certain personal property of the Hilton Garden Inn - JFK Airport, located in Jamaica, New York, for approximately $29,178. The purchase price includes the assumption of approximately $13,000 in debt, newly issued units of our operating partnership valued at approximately $6,000, $5,000 in deposits that were on the balance sheet as of December 31, 2005, and $5,178 in cash.

•
As of April 7, 2006, the $13,000 loan receivable from HPS Seaport, LLC and BCM, LLC was paid in full. Subsequent to December 31, 2005, the Company provided individual development loans to Risingsam Hospitality, LLC, Risingsam Union Square, LLC, and Brisam Management, LLC in the aggregate amount of $34,516. Each loan bears interest at an annual rate of 10%.

•
Holiday Inn Express, Hartford, CT. The hotel was acquired by the Company in January 2004 and was sold on April 12, 2006. Proceeds from the sale were $3,600, and the gain on the sale was $497, of which $61 was allocated to minority interest in HHLP.

•
On April 28, 2006, we completed a public offering of 6,520,000 common shares at $9.00 per share. On May 9, 2006, the underwriter exercised its over-allotment option with respect to that offering, and we issued an additional 977,500 common shares at $9.00 per share. Proceeds to us, net of underwriting discounts and commissions and expenses, were approximately $63,400. Immediately upon closing the offering, we contributed all of the net proceeds of the offering to the Partnership in exchange for additional Partnership interests. Of the net offering proceeds, approximately $30,000 was used to repay indebtedness and approximately $19,500 was used to fund property acquisitions.

•
KW Portfolio . On April 25, 2006 we acquired the 100-room Hawthorn Inn & Suites in Franklin, Massachusetts for $12,048. On May 1, 2006, we acquired the 96-room Residence Inn and the 84-room Comfort Inn in North Dartmouth, Massachusetts for $14,847 and $4,852, respectively. The purchase price of the Residence Inn includes the assumption of $9,377 in debt.

•	Holiday Inn Express, Cambridge, Massachusetts . On May 3, 2006, we acquired the 112-room Holiday Inn Express, Cambridge, Massachusetts for approximately $12,247.

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Land- 39 th and 8 th Avenue, New York, New York. On June 28, 2006, we purchased land at 39 th and 8 th Avenue, New York City, for $21,774 including closing costs and leased the land to Metro 39 th Street Associates, LLC.

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Residence Inn, Norwood, Massachusetts. On July 27, 2006, we purchased the newly constructed 96-room Residence Inn in Norwood, Massachusetts for approximately $15,144. The purchase price includes the assumption of $8,000 in debt, newly issued units of our operating partnership valued at approximately $3,940 and $3,204 in cash.

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Holiday Inn Conference Center, New Cumberland, Pennsylvania . We terminated our lease with 44 New England for the Holiday Inn Conference Center in New Cumberland, Pennsylvania. Effective July 1, 2006, we now lease the hotel for a fixed lease payment to a third party, who has entered into an agreement to purchase the property at the end of the five-year lease term.

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Land - 41 st Street, New York, New York. On July 28, 2006, we purchased land at 440 West 41 st Street, New York City, for $21,786 including closing costs and leased the land to Metro Forty First Street, LLC.

•	Hampton Inn, Brookhaven, New York - On September 6, 2006, we acquired the 161-room Hampton Inn, Brookhaven, New York for approximately $21,689 which included the assumption of $15,455 in debt.

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Holiday Inn Express, Hauppauge, New York - On September 1, 2006, we acquired the 133-room Holiday Inn Express, Hauppauge, New York for approximately $17,644 which included the assumption of $10,623 in debt.

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On September 19, 2006, we completed a public offering of 3,775,000 common shares at $9.75 per share. On September 28, 2006, the underwriter exercised its over-allotment option with respect to that offering, and we issued an additional 566,250 common shares at $9.75 per share. Proceeds to us, net of underwriting discounts and commissions and expenses, were approximately $39,960. Immediately upon closing the offering, we contributed all of the net proceeds of the offering to the Partnership in exchange for additional Partnership interests. The net offering proceeds were used to repay indebtedness.

•	Courtyard by Marriott, Alexandria, Virginia - On September 29, 2006, we acquired the 203-room Courtyard Pentagon South, Alexandria, Virginia for approximately $35,131.

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Hampton Inn, Chelsea, New York - On September 29, 2006, we acquired the remaining equity interest in the 144-room Hampton Inn, Chelsea, New York for approximately $37,126 which included the assumption of $36,000 in debt and a $202 capital lease. Prior to September 29, 2006, we owned a 33.3% interest in an unconsolidated joint venture that owned the hotel. Our investment in this venture was $4,409 and was recorded in investment in unconsolidated joint ventures prior to the consummation of this transaction.  As of September 30, 2006, this property’s assets and liabilities have been consolidated into the results of the Company.

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Holiday Inn Express, Duluth, Comfort Suites, Duluth, Hampton Inn, Newnan and the Hampton Inn Peachtree City. In March of 2006, our Board of Trustees authorized management of the Company to sell four properties located in metropolitan Atlanta, Georgia. These four properties are the Holiday Inn Express, Duluth, Comfort Suites, Duluth, Hampton Inn, Newnan and the Hampton Inn Peachtree City. The operating results for these hotels have been reclassified to discontinued operations in the statements of operations for the years ended December 31, 2005, 2004 and 2003. These hotels were acquired by the Company in April and May 2000. In October 2006, the Company signed definitive agreements for the sale of these four assets for an aggregate purchase price of $18.1 million. The sale of the Holiday Inn Express, Duluth and the Comfort Suites, Duluth occurred on November 15, 2006 for an aggregate purchase price of $8.4 million and the sale of the remaining two properties is expected to be completed by the end of the fourth quarter of 2006.